EXHIBIT 10.6
                                                                    ------------



                                    AGREEMENT



                              DATED APRIL 21, 2003


                                  US$4,150,000


                                 CREDIT FACILITY


                                       FOR


                             SIGNATURE EYEWEAR, INC.


                                   PROVIDED BY


                            BLUEBIRD FINANCE LIMITED


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                                    CONTENTS

CLAUSE                                                                     PAGE

1.       Interpretation......................................................1
         1.1          Definitions............................................1
         1.2          Construction...........................................5
2.       Facility............................................................6
3.       Purpose.............................................................7
         3.1          Loans..................................................7
         3.2          Letter of Credit.......................................7
         3.3          No obligation to monitor...............................7
         3.4          Security...............................................7
4.       Conditions Precedent................................................7
         4.1          Conditions precedent documents.........................7
         4.2          Further conditions precedent...........................7
5.       Utilization - Loans.................................................7
         5.1          Giving of Requests.....................................7
         5.2          Completion of Requests.................................8
         5.3          Advance of Loan........................................8
         5.4          Consolidation..........................................8
6.       Utilization - Letters of Credit.....................................8
         6.1          Giving of Requests.....................................8
         6.2          Completion of Requests.................................8
         6.3          Issue of Letter of Credit..............................9
7.       Letters of Credit...................................................9
         7.1          General................................................9
         7.2          Fees in respect of the Letter of Credit...............10
         7.3          Claims under a Letter of Credit.......................10
         7.4          Indemnities...........................................10
8.       Repayment..........................................................10
9.       Prepayment and Cancellation........................................10
         9.1          Mandatory prepayment - illegality.....................10
         9.2          Mandatory prepayment - change of control..............11
         9.3          Voluntary prepayment..................................11
         9.4          Automatic cancellation................................11
         9.5          Voluntary cancellation................................12
         9.6          Involuntary prepayment and cancellation...............12
         9.7          Re-borrowing of Loans.................................12
         9.8          Miscellaneous provisions..............................12
10.      Interest...........................................................12
         10.1         Calculation of interest...............................12
         10.2         Payment of interest...................................13
         10.3         Interest on overdue amounts...........................13
11.      Terms..............................................................13
12.      Taxes..............................................................13

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         12.1         Tax gross-up..........................................13
         12.2         Tax indemnity.........................................14
         12.3         Stamp taxes...........................................14
         12.4         Value added taxes.....................................14
13.      Increased Costs....................................................14
         13.1         Increased Costs.......................................14
         13.2         Exceptions............................................15
         13.3         Claims................................................15
14.      Payments...........................................................15
         14.1         Place.................................................15
         14.2         Funds.................................................15
         14.3         Currency..............................................15
         14.4         No set-off or counterclaim............................15
         14.5         Business Days.........................................16
         14.6         Timing of payments....................................16
15.      Representations....................................................16
         15.1         Representations.......................................16
         15.2         Status................................................16
         15.3         Powers and authority..................................16
         15.4         Legal validity........................................16
         15.5         Non-conflict..........................................16
         15.6         No default............................................17
         15.7         Authorizations........................................17
         15.8         Financial statements..................................17
         15.9         No material adverse change............................18
         15.10        Litigation............................................18
         15.11        Information...........................................18
         15.12        Pari passu ranking....................................19
         15.13        Taxes on payments.....................................19
         15.14        Stamp duties..........................................19
         15.15        Immunity..............................................19
         15.16        Pre-existing relationship; Capacity
                        to protect own interest.............................19
         15.17        Regulatory laws.......................................20
         15.18        Times for making representations......................20
16.      Information Covenants..............................................21
         16.1         Financial statements..................................21
         16.2         Form of financial statements..........................21
         16.3         Asset reports.........................................21
         16.4         Information - miscellaneous...........................22
         16.5         Notification of Default...............................22
         16.6         Year end..............................................22
17.      General Covenants..................................................22
         17.1         General...............................................22
         17.2         Authorizations........................................23
         17.3         Compliance with laws..................................23
         17.4         Pari passu ranking....................................23
         17.5         Negative pledge.......................................23
         17.6         Disposals.............................................24

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         17.7         Financial Indebtedness................................24
         17.8         Change of business....................................25
         17.9         Mergers...............................................25
         17.10        Acquisitions..........................................25
         17.11        Environmental matters.................................25
         17.12        Insurance.............................................26
         17.13        ERISA.................................................26
         17.14        Securities Laws.......................................27
         17.15        No new Subsidiaries...................................27
18.      Default............................................................27
         18.1         Events of Default.....................................27
         18.2         Non-payment...........................................28
         18.3         Breach of other obligations...........................28
         18.4         Misrepresentation.....................................28
         18.5         Cross-default.........................................28
         18.6         Insolvency............................................29
         18.7         Insolvency proceedings................................29
         18.8         Creditors' process....................................30
         18.9         Cessation of business.................................30
         18.10        Effectiveness of Finance Documents....................30
         18.11        Material adverse change...............................30
         18.12        Acceleration..........................................30
19.      Evidence and Calculations..........................................31
         19.1         Accounts..............................................31
         19.2         Certificates and determinations.......................31
         19.3         Calculations..........................................31
20.      Indemnities........................................................31
         20.1         Currency indemnity....................................31
         20.2         Other indemnities.....................................32
21.      Expenses...........................................................32
         21.1         Initial costs.........................................32
         21.2         Subsequent costs......................................32
         21.3         Enforcement costs.....................................33
22.      Waivers............................................................33
23.      Changes to the Parties.............................................33
         23.1         Assignments and transfers by the Company..............33
         23.2         Assignments and transfers by the Lender...............33
24.      Disclosure of Information..........................................33
25.      Set-Off............................................................34
26.      Severability.......................................................34
27.      Counterparts.......................................................34
28.      Notices............................................................35
         28.1         In writing............................................35
         28.2         Contact details.......................................35
         28.3         Effectiveness.........................................35
29.      Language...........................................................36
30.      Governing Law......................................................36
31.      Enforcement........................................................36
         31.1         Waiver of immunity....................................36
         31.2         Waiver of trial by jury...............................36
32.      Integration........................................................37

Signatories.................................................................38


SCHEDULES

1.       Conditions Precedent Documents.....................................39
2.       Form of Request....................................................41
3.       Security Interests.................................................42
4.       Form of Security Agreement.........................................43
5.       Defaults...........................................................44
6.       Material Adverse Change............................................45
7.       Litigation.........................................................46
8.       Form of Legal Opinion of the Company's Counsel.....................47
9.       Letter of Credit...................................................55

THIS AGREEMENT is dated April 21, 2003

BETWEEN:

(1) SIGNATURE EYEWEAR, INC., a corporation organized under the laws of the State of California (the Company); and

(2) BLUEBIRD FINANCE LIMITED as lender, a company organized under the laws of the British Virgin Islands (the LENDER).

IT IS AGREED as follows:

1.   INTERPRETATION

1.1  DEFINITIONS

     In this Agreement:

     AFFILIATE means a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company.

     AVAILABILITY PERIOD means the period from and including the date of this Agreement to and including: (a) with respect to Loans, the date falling three months before the Final Maturity Date; and (b) with respect to the Letter of Credit, close of business on the date of this Agreement.

     BUSINESS DAY means a day (other than a Saturday or a Sunday) on which banks are open for general business in California, USA.

     COMMITMENT means the Letter of Credit Commitment and the Loan Commitment.

     CREDIT means a Loan or the procurement of the Letter of Credit.

     DECEMBER FINANCIAL STATEMENTS means the draft unaudited consolidated financial statements of the Company for the period ended December 31, 2002.

     DEFAULT means:

     (a)  an Event of Default; or

     (b) an event which would be (with the expiry of a grace period, the giving of notice or the making of any determination under the Finance Documents or any combination of them) an Event of Default.

     EVENT OF DEFAULT means an event specified as such in Clause 18 (Default).

     FACILITY means the credit facility made available under this Agreement.

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     FINAL MATURITY DATE means the tenth anniversary of the date of this
     Agreement.

     FINANCE DOCUMENT means:

     (a) this Agreement;

     (b) a Security Document;

     (c) the Subordination Agreement; or

     (d) any other document designated as such by the Lender and the Company.

     FINANCIAL INDEBTEDNESS means any indebtedness for or in respect of:

     (a)  moneys borrowed;

     (b)  any acceptance credit;

     (c)  any bond, note, debenture, loan stock or other similar instrument;

     (d)  any redeemable preference share;

     (e) any agreement treated as a finance or capital lease in accordance with generally accepted accounting principles in the jurisdiction of incorporation of the Company;

     (f) receivables sold or discounted (otherwise than on a non-recourse basis);

     (g) the acquisition cost of any asset to the extent payable after its acquisition or possession by the party liable where the deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset;

     (h) any derivative transaction protecting against or benefiting from fluctuations in any rate or price (and, except for non-payment of an amount, the then mark to market value of the derivative transaction will be used to calculate its amount);

     (i) any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing;

     (j) any counter-indemnity obligation in respect of any guarantee, indemnity, bond, letter of credit or any other instrument issued by a bank or financial institution; or

     (k) any guarantee, indemnity or similar assurance against financial loss of any person in respect of any item referred to in the above paragraphs.

     GROUP means the Company and its Subsidiaries.

     HOLDING COMPANY of any other person, means a company in respect of which that other person is a Subsidiary.

     INCREASED COST means:

     (a)  an additional or increased cost;

     (b)  a reduction in the rate of return from the Facility; or

     (c)  a reduction of an amount due and payable under any Finance Document,

     which is incurred or suffered by the Lender or any of its Affiliates but only to the extent:

     (i) attributable to the Lender having entered into any Finance Document or funding or performing its obligations under any Finance Document; and

     (ii) such costs, reduction or amounts exceeds US$25,000 in aggregate.

     LC ISSUER means Bank of America (Asia) Limited.

     LETTER OF CREDIT means the US$1,250,000 letter of credit issued by the LC Issuer in favor of the Senior Lender at the request of the Lender as collateral for the obligations of the Company under the Senior Credit Agreement in the form of Schedule 9 (Letter of Credit).

     LETTER OF CREDIT COMMITMENT means US$1,250,000, as such amount shall be automatically reduced to zero on the earlier of:

     (a) the Utilization Date of the Letter of Credit; and

     (b) close of business in California on the date of this Agreement.

     LOAN means, unless otherwise stated in this Agreement, the principal amount of each borrowing under this Agreement or the principal amount outstanding of that borrowing.

     LOAN COMMITMENT means US$2,900,000, as such amount shall be automatically reduced by an amount equal to US $72,500 on:

     (a) the date falling 27 months after the date of this Agreement; and (b) every 3 months after such date,

     to the extent not cancelled, transferred or otherwise reduced under this Agreement.

     MATERIAL ADVERSE EFFECT means a material adverse effect on:

     (a) the business, financial condition or results of operations of any member of the Group or the Group as a whole;

     (b) the ability of the Company to perform its obligations under any Finance Document;

     (c)  the validity or enforceability of any Finance Document; or

     (d)  any right or remedy of the Lender in respect of a Finance Document.

     OCTOBER FINANCIAL STATEMENTS means the draft consolidated financial statements of the Company for the year ended October 31, 2002.

     PARTY means a party to this Agreement.

     REPEATING REPRESENTATIONS means the representations which are deemed to be repeated under Clause 15.18 (Times for making representations).

     REQUEST means a request for a Credit, substantially in the form of Schedule 2 (Form of Request).

     SECURITY AGREEMENT means a security agreement in the form of Schedule 4 (Form of Security Agreement) with such amendments as the Lender may approve or reasonably require.

     SECURITY DOCUMENT means:

     (a)  each Security Agreement; and

     (b) any other document evidencing or creating security over any asset of the Company to secure any obligation of the Company to the Lender under the Finance Documents.

     SECURITY INTEREST means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having a similar effect.

     SENIOR CREDIT AGREEMENT means the US$3,500,000 loan and security agreement dated on or about the date hereof between the Senior Lender and the Company and the two promissory notes issued by the Company pursuant thereto.

     SENIOR LENDER means Home Loan and Investment Company, a Colorado corporation.

     SUBORDINATION AGREEMENT means the subordination agreement dated on or about the date of this Agreement between the Senior Lender, the Company and the Lender.

     SUBSIDIARY means an entity of which a person has direct or indirect control or owns directly or indirectly more than 50% of the voting capital or similar right of ownership and CONTROL for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise.

     TAX means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest).

     TAX DEDUCTION means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

     TAX PAYMENT means a payment made by the Company to the Lender in any way related to a Tax Deduction or under any indemnity given by the Company in respect of Tax under any Finance Document.

     TERM means:

     (a) three months or each period determined under this Agreement by reference to which interest on an overdue amount is calculated; or

     (b) the period for which the Lender or any Affiliate of the Lender may be under any liability with respect to the Letter of Credit.

     UTILIZATION DATE means each date on which the Facility is utilized.

1.2  CONSTRUCTION

(a)  In this Agreement, unless the contrary intention appears, a reference to:

     (i) an AMENDMENT includes a supplement, novation, restatement or re-enactment and AMENDED will be construed accordingly;

     (II) ASSETS includes present and future properties, revenues and rights of every description; (iii) an AUTHORIZATION includes an authorization, consent, approval, resolution, license, exemption, filing, registration or notarization;

     (IV) DISPOSAL means a sale, transfer, grant, lease or other disposal, whether voluntary or involuntary, and DISPOSE will be construed accordingly;

     (V) INDEBTEDNESS includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money;

     (vi) a PERSON includes any individual, company, corporation, limited liability partnership, limited liability company, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organization or other entity whether or not having separate legal personality;

     (vii) a REGULATION includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organization;

     (viii) a currency is a reference to the lawful currency for the time being of the relevant country; (ix) a Default being OUTSTANDING means that it has not been remedied or waived; (x) a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

     (xi) a Clause, a Subclause or a Schedule is a reference to a clause or subclause of, or a schedule to, this Agreement;

     (xii) a Party or any other person includes its successors in title, permitted assigns and permitted transferees;

     (xiii) a Finance Document or another document is a reference to that Finance Document or other document as amended; and

     (xiv) a time of day is a reference to California time.

(b) Unless the contrary intention appears, a reference to a MONTH or MONTHS is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:

     (i) if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not);

     (ii) if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and

     (iii) notwithstanding sub-paragraph (b)(i) above, a period which commences on the last Business Day of a month will end on the last Business Day in the next month or the calendar month in which it is to end, as appropriate.

(c) Unless expressly provided to the contrary in a Finance Document, a person who is not a party to a Finance Document may not enforce any of its terms and, notwithstanding any term of any Finance Document, no consent of any third party is required for any variation (including any release or compromise of any liability) or termination of that Finance Document.

(d)  Unless the contrary intention appears:

     (i) a reference to a Party will not include that Party if it has ceased to be a Party under this Agreement;

     (ii) an amount in US Dollars is only payable in US Dollars;

     (iii) a word or expression used in any other Finance Document or in any notice given in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement; and

     (iv) any obligation of the Company under the Finance Documents which is not a payment obligation remains in force for so long as any payment obligation of the Company is or may be outstanding under the Finance Documents.

(e)  The headings in this Agreement do not affect its interpretation. 2.
     FACILITY

     Subject to the terms of this Agreement, the Lender makes available to the
     Company:

     (a) a revolving credit facility in an aggregate amount equal to the Loan Commitment; and

     (b) a credit facility in an aggregate amount equal to the Letter of Credit Commitment.

3.   PURPOSE

3.1  LOANS

     Each Loan may only be used for:

     (a)  payments to creditors of the Company designated by the Lender; and

     (b)  the general working capital needs of the Company.

3.2  LETTER OF CREDIT

     The Letter of Credit may only be issued as collateral for the obligations of the Company under the Senior Credit Agreement.

3.3  NO OBLIGATION TO MONITOR

     The Lender is not bound to monitor or verify the utilization of the Facility.

3.4  SECURITY

     The obligations of the Company under the Finance Documents are secured by the Security Documents.

4.   CONDITIONS PRECEDENT

4.1  CONDITIONS PRECEDENT DOCUMENTS

     A Request may not be given until the Lender has notified the Company that it has received all of the documents and evidence set out in Schedule 1 (Conditions precedent documents) in form and substance satisfactory to the Lender. The Lender must give this notification to the Company promptly upon being so satisfied.

4.2  FURTHER CONDITIONS PRECEDENT

     The obligations of the Lender to make any Credit available are subject to the further conditions precedent that on both the date of the Request and the Utilization Date for that Credit:

     (a) the Repeating Representations are correct in all material respects; and (b) no Default is outstanding or would result from the Credit.

5.   UTILIZATION - LOANS

5.1  GIVING OF REQUESTS

     (a) The Company may borrow a Loan by giving to the Lender a duly completed Request.

     (b) Unless the Lender otherwise agrees, the latest time for receipt by the Lender of a duly completed Request is 11:00 a.m. two Business Days before the Utilization Date for the proposed Loan.

5.2  COMPLETION OF REQUESTS

     A Request for a Loan will not be regarded as having been duly completed unless:

     (a) the Utilization Date is a Business Day falling within the applicable Availability Period; and

     (b)  the amount of the Loan requested is:

          (i)  a minimum of US$25,000 and an integral multiple of US$25,000; or

          (ii) the maximum undrawn amount available under this Agreement for Loans under the Facility on the proposed Utilization Date.

     Only one Loan may be requested in a Request.

5.3  ADVANCE OF LOAN

     (a) The Lender is not obliged to make a Loan if, as a result, the Loans would exceed the Loan Commitment.

     (b) If the conditions set out in this Agreement have been met, the Lender must make the Loan available to the Company on the Utilization Date set out in the Request for the Loan.

5.4  CONSOLIDATION

     Immediately upon being made available to the Company a Loan shall be consolidated with any other Loan and treated as one Loan.

6.   UTILIZATION - LETTERS OF CREDIT 6.1 GIVING OF REQUESTS

     (a) The Company may request the Lender to procure that the Letter of Credit be issued by giving to the Lender a duly completed Request.

     (b) Unless the Lender otherwise agrees, the latest time for receipt by the Lender of a duly completed Request is 11.00 a.m. two Business Days before the proposed Utilization Date for the Letter of Credit.

6.2  COMPLETION OF REQUESTS

     A Request for the procurement of the Letter of Credit will not be regarded as being duly completed unless:

     (a)  it specifies that it is for the Letter of Credit;

     (b) the Utilization Date is a Business Day falling within the applicable Availability Period; and

     (c)  the delivery instructions for the Letter of Credit are specified.

     Only the Letter of Credit may be requested in a Request.

6.3  ISSUE OF LETTER OF CREDIT

(a) The Lender is not obliged to procure the issue of the Letter of Credit if as a result the Credit attributable to the Letter of Credit would exceed the Letter of Credit Commitment.

(b) If the conditions set out in this Agreement have been met, the Lender must procure the issue of the Letter of Credit on the Utilization Date set out in the Request for the procurement of the Letter of Credit.

7.   LETTERS OF CREDIT

7.1  GENERAL

(a)  The Letter of Credit is REPAID or PREPAID if:

     (i) the Company provides cash cover to the Lender for the Letter of Credit;

     (ii) the maximum amount payable under the Letter of Credit is reduced in accordance with its terms; or

     (iii) the Lender is satisfied that neither it nor any of its Affiliates has any further liability with respect to the Letter of Credit.

     The amount by which the Letter of Credit is repaid or prepaid under sub-paragraphs (i) and (ii) above is the amount of the relevant cash cover or reduction.

(b) If the Letter of Credit or any amount outstanding under the Letter of Credit is expressed to be immediately payable, the Company must repay or prepay that amount immediately.

(C) CASH COVER is provided for the Letter of Credit if the Company pays an amount in the currency of the Letter of Credit to an interest-bearing account with the Lender in the name of the Company and the following conditions are met:

     (i) until no amount is or may be outstanding under the Letter of Credit, withdrawals from the account may only be made to pay the Lender amounts due and payable by it or any of its Affiliates with respect to the Letter of Credit or under this Clause; and

     (ii) the Company has executed a security document over that account, in form and substance satisfactory to the Lender, creating a first ranking security interest over that account in favor of the Lender.

(d) The OUTSTANDING or PRINCIPAL amount of the Letter of Credit at any time is the maximum amount that is or may be payable by the Company or any of its Affiliates to the LC Issuer or any other person in respect of the Letter of Credit at that time.

7.2  FEES IN RESPECT OF THE LETTER OF CREDIT

(a) The Company must pay to the Lender immediately on demand an amount equal to the letter of credit fee payable to the LC Issuer on the outstanding amount of the Letter of Credit for the period from the issue of the Letter of Credit until its maturity date.

(b)  The letter of credit fee is payable annually in advance.

7.3  CLAIMS UNDER A LETTER OF CREDIT

(a) The Company irrevocably and unconditionally authorizes the Lender to pay to the LC Issuer an amount equal to any claim made or purported to be made under the Letter of Credit which appears on its face to be in order (a CLAIM).

(b) The Company must immediately on demand pay to the Lender an amount equal to the amount of any claim.

(c)  The Company acknowledges that the Lender and the LC Issuer:

     (i) are not obliged to carry out any investigation or seek any confirmation from any other person before paying a claim; and

     (ii) deal in documents only and will not be concerned with the legality of a claim or any underlying transaction or any available set-off, counterclaim or other defence of any person.

(d)  The obligations of the Company under this Clause will not be affected by:

     (i) the sufficiency, accuracy or genuiness of any claim or any other document; or

     (ii) any incapacity of, or limitation on the powers of, any person signing a claim or other document.

7.4 INDEMNITIES

     The Company must immediately on demand indemnify the Lender against any loss or liability which the Lender incurs under or in connection with the Letter of Credit.

8.   REPAYMENT

(a) The Company must repay the Loan so that the Loan never exceeds the Loan Commitment.

(b)  The Company must repay the Letter of Credit in full on its maturity date.

9.   PREPAYMENT AND CANCELLATION

9.1  MANDATORY PREPAYMENT - ILLEGALITY

(a) The Lender must notify the Company promptly if it becomes aware that it is unlawful in any jurisdiction for the Lender to perform any of its obligations under a Finance Document or to fund or maintain any Credit.

(b)  After notification under paragraph (a) above:

     (i) the Company must repay or prepay the Lender each Credit on the date specified in paragraph (c) below; and

     (ii) the Commitment will be immediately cancelled.

(c)  The date for repayment or prepayment of a Credit will be:

     (i)  the last day of the current Term of that Credit; or

     (ii) if earlier, the date specified by the Lender in the notification under paragraph (a) above and which must not be earlier than the last day of any applicable grace period allowed by law.

9.2  MANDATORY PREPAYMENT - CHANGE OF CONTROL

(a)  For the purposes of this Clause:

     a CHANGE OF CONTROL occurs if any person or group of persons acting in concert cease(s) to be the beneficial owner directly or indirectly through wholly owned Subsidiaries of more than 50% of the issued share capital of the Company; and

     ACTING IN CONCERT means acting together pursuant to an agreement or understanding (whether formal or informal)

(b) The Company must promptly notify the Lender if it becomes aware of any change of control.

(c)  After a change of control, the Lender may, by notice to the Company:

     (i)  cancel the Commitment; and

     (ii) declare all outstanding Credits, together with accrued interest and all other amounts accrued under the Finance Documents, to be immediately due and payable.

     Any such notice will take effect in accordance with its terms.

9.3  VOLUNTARY PREPAYMENT

(a) The Company may, by giving not less than five Business Days' prior notice to the Lender, prepay any Credit at any time in whole or in part.

(b) A prepayment of part of a Credit must be in a minimum amount of US$25,000 and an integral multiple of US$25,000.

9.4  AUTOMATIC CANCELLATION

(a) The Loan Commitment will be automatically cancelled at the close of business on the Final Maturity Date.

(b) The Letter of Credit Commitment will be automatically cancelled at the close of business on the date of this Agreement.

9.5  VOLUNTARY CANCELLATION

(a) The Company may, by giving not less than five Business Days' prior notice to the Lender, cancel the unutilized amount of the Loan Commitment in whole or in part.

(b) Partial cancellation of the Loan Commitment must be in a minimum amount of US$25,000 and an integral multiple of US$25,000. If the Loan Commitment is cancelled in part, it may not be reduced below US$300,000.

9.6  INVOLUNTARY PREPAYMENT AND CANCELLATION

(a) If the Company is, or will be, required to pay to the Lender a Tax Payment or an Increased Cost, the Company may, while the requirement continues, give notice to the Lender requesting prepayment and cancellation.

(b)  After notification under paragraph (a) above:

     (i) the Company must repay or prepay each Credit on the date specified in paragraph (c) below; and

     (ii) the Commitment will be immediately cancelled.

(c) The date for repayment or prepayment of a Credit will be the last day of the current Term for that Credit or, if earlier, the date specified by the Company in its notification.

9.7  RE-BORROWING OF LOANS

     Any voluntary prepayment of all or any part of the Loan may be re-borrowed on the terms of this Agreement. Any mandatory or involuntary prepayment of all or part of the Loan may not be re-borrowed.

9.8  MISCELLANEOUS PROVISIONS

(a) Any notice of prepayment and/or cancellation under this Agreement is irrevocable and must specify the relevant date(s) and the affected Credits.

(b) All prepayments under this Agreement must be made with accrued interest on the amount prepaid.

(c) No prepayment or cancellation is allowed except in accordance with the express terms of this Agreement.

10.  INTEREST

10.1 CALCULATION OF INTEREST

     The rate of interest on the Loan is 5 (five) percent per annum.

10.2 PAYMENT OF INTEREST

(a) Up to and including the second anniversary of the date of this Agreement, the Company must pay accrued interest on the Loan on the first and on the second anniversary of the date of this Agreement.

(b) After the second anniversary of the date of this Agreement the Company must pay accrued interest on the Loan on the last day of each Term.

10.3 INTEREST ON OVERDUE AMOUNTS

(a) If the Company fails to pay any amount payable by it under the Finance Documents, it must immediately on demand by the Lender pay interest on the overdue amount from its due date up to the date of actual payment, both before, on and after judgment.

(b)  Interest is payable for successive Terms selected by the Lender:

     (i) on an overdue amount with respect to the Loan, at a rate two percent per annum above the rate of interest referred to in Clause 10.1 (Calculation of interest) above; and

     (ii) on an overdue amount with respect to the Letter of Credit, at the rate notified by, and payable to, the LC Issuer (as notified by the Lender to the Company) from time to time.

(c) Interest (if unpaid) on an overdue amount will be compounded with that overdue amount at the end of each of its Terms but will remain immediately due and payable.

11.  TERMS

     The Loan has successive Terms of three months starting on the date of this Agreement or on the expiry of the preceding Term.

12.  TAXES

12.1 TAX GROSS-UP

(a) The Company must make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

(b) If the Company or the Lender is aware that the Company must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction), it must notify the other Party promptly.

(c) If a Tax Deduction is required by law to be made by the Company, the amount of the payment due from the Company will be increased to an amount which (after making the Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d) If the Company is required to make a Tax Deduction, it must make the minimum Tax Deduction allowed by law and must make any payment required in connection with that Tax Deduction within the time allowed by law.

(e) Within 30 days of making either a Tax Deduction or a payment required in connection with a Tax Deduction, the Company must deliver to the Lender evidence satisfactory to the Lender (acting reasonably) that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.

12.2 TAX INDEMNITY

(a) Except as provided below, the Company must indemnify the Lender against any loss or liability which the Lender (in its absolute discretion) determines will be or has been suffered (directly or indirectly) by it for or on account of Tax in relation to a payment received or receivable (or any payment deemed to be received or receivable) under a Finance Document.

(b) Paragraph (a) above does not apply to any Tax assessed on the Lender under the laws of the jurisdiction in which the Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which the Lender is treated as resident for tax purposes if that Tax is imposed on or calculated by reference to the net income received or receivable by the Lender. However, any payment deemed to be received or receivable, including any amount treated as income but not actually received by the Lender, such as a Tax Deduction, will not be treated as net income received or receivable for this purpose.

(c) If the Lender makes, or intends to make, a claim under paragraph (a) above, it must promptly notify the Company of the event which will give, or has given, rise to the claim.

12.3 STAMP TAXES

     The Company must pay and indemnify the Lender against any stamp duty, documentary, property, registration or other similar Tax payable in the jurisdictions of its incorporation, operations or where any of its assets are located in connection with the entry into, performance or enforcement of any Finance Document.

12.4 VALUE ADDED TAXES

     Any amount (including costs and expenses) payable under a Finance Document by the Company is exclusive of any value added tax or any other Tax of a similar nature which might be chargeable in connection with that amount. If any such Tax is chargeable, the Company must pay to the Lender (in addition to and at the same time as paying that amount) an amount equal to the amount of that Tax.

13.  INCREASED COSTS

13.1 INCREASED COSTS

     Except as provided below in this Clause, the Company must pay to the Lender the amount of any Increased Cost incurred by the Lender or any of its Affiliates as a result of:

(a) the introduction of, or any change in, or any change in the interpretation, administration or application of, any law or regulation; or

(b)  compliance with any law or regulation,
     made after the date of this Agreement.

13.2 EXCEPTIONS

     The Company need not make any payment for an Increased Cost to the extent that the Increased Cost is:

(a) compensated for under another Clause or would have been but for an exception to that Clause;

(b)  a tax on the overall net income of the Lender or any of its Affiliates; or

(c) attributable to the Lender or its Affiliate willfully failing to comply with any law or regulation.

13.3 CLAIMS

     The Lender must notify the Company promptly of the circumstances giving rise to, and the amount of, the claim.

14.  PAYMENTS

14.1 PLACE

     Unless a Finance Document specifies that payments under it are to be made in another manner, all payments under a Finance Document must be made to the relevant Party to its account at such office or bank as it may notify to the other Party for this purpose by not less than five Business Days' prior notice.

14.2 FUNDS

     Payments under the Finance Documents to the Lender must be made for value on the due date at such times and in such funds as the Lender may specify to the Company as being customary at the time for the settlement of transactions in that currency in the place for payment.

14.3 CURRENCY

(a) Unless a Finance Document specifies that payments under it are to be made in a different manner, the currency of each amount payable under the Finance Documents is determined under this Clause.

(b) Amounts payable in respect of costs and expenses are payable in the currency in which they are incurred. (c) Each other amount payable under the Finance Documents is payable in US Dollars.

14.4 NO SET-OFF OR COUNTERCLAIM

     All payments made by the Company under the Finance Documents must be made without set-off or counterclaim.

14.5 BUSINESS DAYS

(a) If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment will instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not) or whatever day the Lender determines is market practice.

(b) During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date.

14.6 TIMING OF PAYMENTS

     If a Finance Document does not provide for when a particular payment is due, that payment will be due within three Business Days of demand by the Lender.

15.  REPRESENTATIONS

15.1 REPRESENTATIONS

     The representations set out in this Clause are made by the Company to the Lender.

15.2 STATUS

(a) It is a corporation, duly incorporated and validly existing under the laws of the State of California.

(b) It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

15.3 POWERS AND AUTHORITY

     It has the power to enter into and perform, and has taken all necessary action to authorize the entry into and performance of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

15.4 LEGAL VALIDITY

     Each Finance Document to which it is a party is its legally binding, valid and enforceable obligation.

15.5 NON-CONFLICT

     The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not conflict with:

(a)  any law or regulation applicable to it;

(b)  its or any of its Subsidiaries' constitutional documents; or

(c) any document which is binding upon it or any of its Subsidiaries or any of its or its Subsidiaries' assets other than documents with respect to which the Company's maximum potential liability does not exceed US$75,000 in aggregate and the payment of such liability would not have a Material Adverse Effect.

15.6 NO DEFAULT

(a) No Default is outstanding or will result from the execution of, or the performance of any transaction contemplated by, any Finance Document other than as described in Schedule 5 (Defaults).

(b) No other event is outstanding which constitutes a default under any document which is binding on it or any of its Subsidiaries or any of its or its Subsidiaries' assets other than:

     (i)  as described in Schedule 5 (Defaults);

     (ii) any document with respect to the counterparty of which the Company's maximum aggregate potential liability is greater than US$100,000 and which liability will be repaid in full within 30 days of the date of this Agreement; or

     (iii) any document with respect to the counterparty of which the Company's maximum aggregate potential liability does not exceed US$100,000 and the payment of such liability would not have a Material Adverse Effect.

15.7 AUTHORIZATIONS

     All authorizations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Finance Documents have been obtained or effected (as appropriate) and are in full force and effect.

15.8 FINANCIAL STATEMENTS

(a) The October Financial Statements have been prepared in good faith with due care and diligence and fairly represent its financial condition and results of operations as at the date to which they were drawn up, subject to:

     (i)  normal year end adjustments and completion of the footnotes; and

     (ii) adjustments required by the Company's auditors to be made as follows:

          (A) increase in inventory reserves as a result of obsolescence or slow movement of inventory;

          (B) increase in the reserves for returns of goods, inventory and merchandise; and

          (C)  increase in the bad debt reserve,

     all such adjustments to be notified to the Lender promptly upon agreement thereof by the Company and its auditors.

(b) The December Financial Statements have been prepared in good faith with due care and diligence and fairly represent its financial condition and results of operations as at the date to which they were drawn up, subject to:

     (i)  normal year end adjustments; and

     (ii) adjustments directly resulting from any adjustments made to the October Financial Statements in accordance with paragraph (a)(ii) above.

     The December Financial Statements contain no footnotes.

(c) Its audited consolidated financial statements most recently delivered to the Lender:

     (i) have been prepared in accordance with accounting principles and practices generally accepted in its jurisdiction of incorporation, consistently applied; and

     (ii) fairly represent its consolidated financial condition and results of operations as at the date to which they were drawn up,

     except, in each case, as disclosed to the contrary in those financial statements.

15.9 NO MATERIAL ADVERSE CHANGE

     There has been no material adverse change in the consolidated financial condition or results of operations of the Company since December 31, 2002 other than:

(a)  as set out in Schedule 6 (Material Adverse Change); or

(b)  as otherwise known to the Lender.

15.10 LITIGATION

     No litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened, which, if adversely determined, are reasonably likely to have a Material Adverse Effect other than:

(a)  as set out in Schedule 7 (Litigation); or

(b)  threatened claims for an amount not exceeding US$100,000 in aggregate.

15.11 INFORMATION

(a) All written information (including, for the avoidance of doubt, information supplied by, or attached to, e-mail) supplied by it to the Lender in connection with the Finance Documents is true and accurate in all respects as at its date or (if appropriate) as at the date (if any) at which it is stated to be given other than inaccuracies which are not material in the context of:

     (i) the overall business, financial condition or results of operations of the Company; or

     (ii) the ability of the Company to perform its obligations under any Finance Document.

(b) It has not omitted to supply any information which, if disclosed, might make the information supplied by it to the Lender in connection with the Finance Documents untrue or misleading in any material respect other than:

     (i)  omissions which are not material in the context of:

          (A) the overall business, financial condition or results of operations of the Company; or

          (B) the ability of the Company to perform its obligations under any Finance Document;

     (ii) information that is known to the Lender; or

     (iii) information that is available to the general public in the city where the management of the Lender is located through:

          (A)  major media sources; or

          (B)  relevant optical industry press.

15.12 PARI PASSU RANKING

     Its payment obligations under the Finance Documents rank at least pari passu with all its other present and future unsecured payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

15.13 TAXES ON PAYMENTS

     All amounts payable by it under the Finance Documents may be made without any Tax Deduction.

15.14 STAMP DUTIES

     No stamp duty, documentary, property, registration or similar Tax or charge is payable in its jurisdiction of incorporation in respect of any Finance Document.

15.15 IMMUNITY

(a) The execution by it of each Finance Document constitutes, and the exercise by it of its rights and performance of its obligations under each Finance Document will constitute, private and commercial acts performed for private and commercial purposes.

(b) It will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation in relation to any Finance Document.

15.16 PRE-EXISTING RELATIONSHIP; CAPACITY TO PROTECT OWN INTEREST

(a) The Lender and the Company, or any of their respective officers, directors or controlling persons, have a pre-existing business or personal relationship.

(b) The Company has the capacity to protect its interests in connection with its obligations under the Finance Documents by reason of its business and financial experience or that of its professional advisors.

15.17 REGULATORY LAWS

(a)  In this Subclause:

     HOLDING COMPANY, AFFILIATE AND SUBSIDIARY COMPANY

     have the meanings given to them in the United States Public Utility Holding Company Act of 1935.

     INVESTMENT COMPANY

     has the meaning given to it in the United States Investment Company Act of 1940.

     PUBLIC UTILITY

     has the meaning given to it in the United States Federal Power Act of 1920.

(b)  No member of the Group is:

     (i) a holding company, an affiliate of a holding company or a subsidiary company of a holding company, or subject to regulation, under the United States Public Utility Holding Company Act of 1935;

     (ii) required to register as an investment company;

     (iii) a public utility, or subject to regulation, under the United States Federal Power Act of 1920; or

     (iv) subject to regulation under any United States Federal or State law or regulation that limits its ability to incur or guarantee indebtedness.

15.18 TIMES FOR MAKING REPRESENTATIONS

(a) The representations set out in this Clause are made by the Company on the date of this Agreement.

(b) Unless a representation is expressed to be given at a specific date, each representation is deemed to be repeated by the Company on the date of each Request and the first day of each Term.

(c) When a representation is repeated, it is applied to the circumstances existing at the time of repetition.

16.  INFORMATION COVENANTS

16.1 FINANCIAL STATEMENTS

(a)  The Company must supply to the Lender:

     (i) its audited consolidated financial statements for each of its financial years; and

     (ii) its interim financial statements for the first three quarters of each of its financial years.

(b) All financial statements must be supplied as soon as they are available and:

     (i) in the case of the Company's audited consolidated financial statements, within 180 days; and

     (ii) in the case of the Company's interim financial statements, within 120 days, of the end of the relevant financial period.

16.2 FORM OF FINANCIAL STATEMENTS

(a) The Company must ensure that each set of financial statements supplied under this Agreement fairly presents its financial condition and results of operations (consolidated or otherwise) as at the date to which those financial statements were drawn up.

(b) The Company must notify the Lender of any change to the manner in which its audited consolidated financial statements are prepared.

(c)  If requested by the Lender, the Company must supply to the Lender:

     (i)  a full description of any change notified under paragraph (b) above;
          and

     (ii) sufficient information to enable it to make a proper comparison between the financial position shown by the set of financial statements prepared on the changed basis and its most recent audited consolidated financial statements delivered to the Lender under this Agreement.

16.3 ASSET REPORTS

(a) The Company must supply to the Lender an asset report in form and substance satisfactory to the Lender, together with such additional information, reports and/or statements as the Lender may require, setting out:

     (i) a listing and aging (by invoice date) of all accounts receivable and accounts payable together with applicable sales and payment terms, details of outstanding balances due from all account debtors (as that term is defined in the Uniform Commercial Code as in effect in the State of California) and the Company's worksheet for applicable reserves;

     (ii) a reconciliation of the aging referred to in paragraph (i) above with the previous aging delivered to the Lender;

     (iii) a listing of all the Company's inventory (as that term is defined in the Uniform Commercial Code as in effect in the State of California) setting out types, locations and values (calculated in accordance with generally accepted accounting principles); and

     (iv) details of reserves for obsolete inventory and the Company's applicable worksheet.

(b) The asset report referred to in paragraph (a) above must be supplied within 15 days after the end of each calendar month.

16.4 INFORMATION - MISCELLANEOUS

     The Company must supply to the Lender:

     (a) copies of all documents dispatched by the Company to its shareholders (or any class of them) or its creditors generally or any class of them at the same time as they are dispatched;

     (b) promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending and which might, if adversely determined, have a Material Adverse Effect;

     (c)  promptly on request, a list of the then current Subsidiaries; and

     (d) promptly on request, such further information regarding the financial condition and operations of the Group as the Lender may reasonably request.

16.5 NOTIFICATION OF DEFAULT

(a) The Company must notify the Lender of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b) Promptly on request by the Lender, the Company must supply to the Lender a certificate, signed by two of its authorized signatories on its behalf, certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it.

16.6 YEAR END

     The Company must not change its financial year end.

17.  GENERAL COVENANTS

17.1 GENERAL

     The Company agrees to be bound by the covenants set out in this Clause relating to it and, where the covenant is expressed to apply to a member or members of the Group, the Company must ensure that any member of the Group that is its Subsidiary performs that covenant.

17.2 AUTHORIZATIONS

     The Company must promptly obtain, maintain and comply with the terms of any authorization required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Finance Document.

17.3 COMPLIANCE WITH LAWS

     Each member of the Group must comply in all respects with all laws to which it is subject where failure to do so is reasonably likely to have a Material Adverse Effect.

17.4 PARI PASSU RANKING

     The Company must ensure that its payment obligations under the Finance Documents rank at least pari passu with all its other present and future unsecured payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

17.5 NEGATIVE PLEDGE

(a) Except as provided below, no member of the Group may create or allow to exist any Security Interest on any of its assets.

(b)  Paragraph (a) above does not apply to:

     (i)  any Security Interest constituted by the Security Documents;

     (ii) any Security Interest granted to the Senior Lender in connection with the Senior Credit Agreement, but only to the extent such Security Interest is in respect of the personal property subject to the Security Documents;

     (iii) any Security Interest listed in Schedule 3 (Security Interests) except to the extent the principal amount secured by that Security Interest exceeds the amount stated in that Schedule;

     (iv) any Security Interest comprising a netting or set-off arrangement entered into by a member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

     (v) any lien arising by operation of law and in the ordinary course of business; and

     (vi) any Security Interest on an asset, or an asset of any person, acquired by a member of the Group after the date of this Agreement but only for the period of 6 months from the date of acquisition and to the extent that the principal amount secured by that Security Interest has not been incurred or increased in contemplation of, or since, the acquisition.

(c)  No member of the Group may:

     (i) sell, transfer or otherwise dispose of any of its assets on terms where it is or may be leased to or re-acquired or acquired by a member of the Group or any of its related entities; or

     (ii) sell, transfer or otherwise dispose of any of its receivables on recourse terms,

     in circumstances where the transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

17.6 DISPOSALS

(a) Except as provided below, no member of the Group may, either in a single transaction or in a series of transactions and whether related or not, dispose of all or any part of its assets.

(b)  Paragraph (a) above does not apply to any disposal:

     (i)  made in the ordinary course of trading of the disposing entity;

     (ii) of assets in exchange for other assets comparable or superior as to type, value and quality; or

     (iii) where the higher of the market value or consideration receivable (when aggregated with the higher of the market value or consideration for any other disposal not allowed under the preceding sub-paragraphs) does not exceed US$150,000 or its equivalent in any financial year of the Company.

17.7 FINANCIAL INDEBTEDNESS

(a) Except as provided below, no member of the Group (other than the Company) may incur any Financial Indebtedness.

(b)  Paragraph (a) above does not apply to:

     (i)  any Financial Indebtedness incurred under the Finance Documents;

     (ii) any Financial Indebtedness incurred under the Stock Purchase Agreement dated the date of this Agreement between the Company and the Lender relating to the purchase and sale of Series A 5% convertible preferred stock;

     (iii) any Financial Indebtedness incurred under the Senior Credit
          Agreement;

     (iv) any Financial Indebtedness incurred under the Promissory Note dated February 4, 2003 issued by the Company in favor of Axwood Investments Limited;

     (v) any Financial Indebtedness incurred under the Promissory Note dated on or about March 26, 2003 issued by the Company in favor of Wells Fargo Equipment Finance, Inc. and US Bancorp Oliver-Allen Technology Leasing;

     (vi) any Financial Indebtedness owed by a member of the Group to another member of the Group;

     (vii) any Financial Indebtedness of any person acquired by a member of the Group which is incurred under arrangements in existence at the date of acquisition, but only for a period of 6 months from the date of acquisition;

     (viii) any derivative transaction protecting against or benefiting from fluctuations in any rate or price entered into in the ordinary course of business; or

     (ix) Financial Indebtedness which in aggregate does not exceed US$150,000 or its equivalent at any time.

17.8 CHANGE OF BUSINESS

     The Company must ensure that no change is made to the general nature of the business of the Company or the Group from that carried on at the date of this Agreement.

17.9 MERGERS

     The Company may not enter into any amalgamation, demerger, merger or reconstruction without the prior consent of the Lender.

17.10 ACQUISITIONS

(a) Except as provided below, no member of the Group may make any acquisition or investment.

(b)  Paragraph (a) above does not apply to:

     (i)  acquisitions or investments made in the ordinary course of trade; or

     (ii) acquisitions where the consideration (when aggregated with the consideration of any other acquisition not allowed under the preceding sub-paragraphs) does not exceed US$150,000 or its equivalent in any financial year of the Company.

17.11 ENVIRONMENTAL MATTERS

(a)  In this Subclause:

     ENVIRONMENTAL APPROVAL means any authorization required by an Environmental Law.

     ENVIRONMENTAL CLAIM means any claim by any person in connection with:

     (i)  a breach, or alleged breach, of an Environmental Law;

     (ii) any accident, fire, explosion or other event of any type involving an emission or substance which is capable of causing harm to any living organism or the environment; or

     (iii) any other environmental contamination.

     ENVIRONMENTAL LAW means any law or regulation concerning:

     (i)  the protection of health and safety;

     (ii) the environment; or

     (iii) any emission or substance which is capable of causing harm to any living organism or the environment.

(b) Each member of the Group must ensure that it is, and has been, in compliance with all Environmental Law and Environmental Approvals applicable to it, where failure to do so is reasonably likely to have a Material Adverse Effect or results in any liability for the Lender.

(c)  The Company must promptly upon becoming aware notify the Lender of:

     (i) any Environmental Claim current, or to its knowledge, pending or threatened; or

     (ii) any circumstances reasonably likely to result in an Environmental
          Claim,

     which, if substantiated, is reasonably likely to either have a Material Adverse Effect or result in any liability for the Lender.

17.12 INSURANCE

     Each member of the Group must insure its business and assets with insurance companies to such an extent and against such risks as companies engaged in a similar business normally insure.

17.13 ERISA

(a)  In this Subclause:

     CODE

     means the United States Internal Revenue Code of 1986.

     ERISA

     means the United States Employee Retirement Income Security Act of 1974.

     ERISA AFFILIATE

     means any person treated as a single employer with any member of the Group for the purpose of section 414 of the Code.

     PLAN

     means an employee benefit plan as defined in section 3(3) of ERISA:

     (i)  maintained by any member of the Group or any ERISA Affiliate; or

     (ii) to which any member of the Group or any ERISA Affiliate is required to make any payment or contribution.

     REPORTABLE EVENT

     means:

     (i) an event specified as such in section 4043 of ERISA or any related regulation, other than an event in relation to which the requirement to give notice of that event is waived by any regulation; or

     (ii) a failure to meet the minimum funding standard under section 412 of the Code or section 302 of ERISA, whether or not there has been any waiver of notice or waiver of the minimum funding standard under section 412 of the Code.

(b) Each member of the Group must promptly upon becoming aware of it notify the Lender of:

     (i)  any Reportable Event;

     (ii) the termination of or withdrawal from, or any circumstances reasonably likely to result in the termination of or withdrawal from, any Plan subject to Title IV of ERISA; and

     (iii) a claim or other communication alleging material non-compliance with any law or regulation relating to any Plan.

(c) Each member of the Group and its ERISA Affiliates must be, and remain, in compliance in all respects with all laws and regulations relating to each of its Plans.

(d) Each member of the Group and its ERISA Affiliates must ensure that no event or condition exists at any time in relation to a Plan which is reasonably likely to result in the imposition of a Security Interest on any of its assets or which is reasonably likely to have a Material Adverse Effect.

17.14 SECURITIES LAWS

(a)  In this Subclause:

     MARGIN STOCK

     has the meaning given to it in Regulations U and X issued by the Board of Governors of the United States Federal Reserve System.

(b)  No member of the Group may:

     (i) extend credit for the purpose, directly or indirectly, of buying or carrying Margin Stock; or

     (ii) use any Loan, directly or indirectly, to buy or carry Margin Stock or to extend credit to others for the purpose of buying or carrying Margin Stock.

(c) No member of the Group may use any part of any Loan to acquire any security in a transaction that is subject to sections 13 or 14 of the United States Securities Exchange Act of 1934.

17.15 NO NEW SUBSIDIARIES

     No member of the Group may create, acquire or invest in a Subsidiary.

18.  DEFAULT

18.1 EVENTS OF DEFAULT

     Each of the events set out in this Clause is an Event of Default.

18.2 NON-PAYMENT

     The Company does not pay on the due date any amount payable by it under the Finance Documents in the manner required under the Finance Documents, unless the non-payment:

(a) is caused by technical or administrative error; and (b) is remedied within three Business Days of the due date.

18.3 BREACH OF OTHER OBLIGATIONS

(a) The Company does not comply with any term of Clause 17 (General Covenants) above.

(b) The Company does not comply with any other term of the Finance Documents not already referred to in this Clause, unless the non-compliance:

     (i)  is capable of remedy; and

     (ii) is remedied within fourteen days of the earlier of the Lender giving notice and the Company becoming aware of the non-compliance.

18.4 MISREPRESENTATION

     A representation made or repeated by the Company in any Finance Document or in any document delivered by or on behalf of the Company under any Finance Document is incorrect in any material respect when made or deemed to be repeated, unless the circumstances giving rise to the misrepresentation:

(a)  are capable of remedy; and

(b) are remedied within fourteen days of the earlier of the Lender giving notice and the Company becoming aware of the misrepresentation.

18.5 CROSS-DEFAULT

(a)  Any of the following occurs in respect of a member of the Group:

     (i) any of its Financial Indebtedness is not paid when due (after the expiry of any originally applicable grace period);

     (ii) any of its Financial Indebtedness:

          (A)  becomes prematurely due and payable;

          (B)  is placed on demand; or

          (C) is capable of being declared by a creditor to be prematurely due and payable or being placed on demand,

          in each case, as a result of an event of default (howsoever described); or

     (iii) any commitment for its Financial Indebtedness is cancelled or suspended as a result of an event of default (howsoever described),

     unless the aggregate amount of Financial Indebtedness falling within all or any of paragraphs (i) and (ii) above is less than US$150,000 or its equivalent.

(b) Any Event of Default (under and as defined in the Senior Credit Agreement) occurs.

18.6 INSOLVENCY

     Any of the following occurs in respect of a member of the Group:

     (a) it is, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due or insolvent;

     (b)  it admits its inability to pay its debts as they fall due;

     (c) it suspends making payments on any of its debts which in aggregate exceed US$150,000 or announces an intention to do so;

     (d) by reason of actual or anticipated financial difficulties, it begins negotiations with any creditor for the rescheduling of any of its indebtedness which in aggregate exceed US$150,000; or

     (e) a moratorium is declared in respect of any of its indebtedness which in aggregate exceeds US$150,000.

     If a moratorium occurs in respect of any member of the Group, the ending of the moratorium will not remedy any Event of Default caused by the moratorium.

18.7 INSOLVENCY PROCEEDINGS

(a) Except as provided below, any of the following occurs in respect of a member of the Group:

     (i) other than as provided in Clause 18.6 (Insolvency) above, any step is taken with a view to a moratorium or a composition, assignment or similar arrangement with any of its creditors;

     (ii) a resolution of its shareholders or directors is passed or adopted to petition for or to file documents with a court or any registrar for, its bankruptcy, winding-up, administration or dissolution;

     (iii) any person presents a petition, or files documents with a court or any registrar, for its bankruptcy, winding-up, administration or dissolution;

     (iv) an order for its bankruptcy, winding-up, administration or dissolution is made;

     (v) any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer is appointed in respect of it or any of its assets;

     (vi) its shareholders, directors or other officers request the appointment of, or give notice of their intention to appoint, a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer; or

     (vii) any other analogous step or procedure is taken in any jurisdiction.

(b) Paragraph (a) above does not apply to a petition for bankruptcy, dissolution or winding-up presented by a creditor which is being contested in good faith and with due diligence and is dismissed, discharged or struck out within 45 days.

18.8 CREDITORS' PROCESS

     Any attachment, sequestration, distress, execution or analogous event affects any asset(s) of a member of the Group, having an aggregate value of at least US$150,000, and is not discharged within 30 days.

18.9 CESSATION OF BUSINESS

     A member of the Group ceases, or threatens to cease, to carry on business except as a result of any disposal allowed under this Agreement.

18.10 EFFECTIVENESS OF FINANCE DOCUMENTS

(a) It is or becomes unlawful for the Company to perform any of its obligations under the Finance Documents.

(b) Any Finance Document is not effective or is alleged by the Company to be ineffective for any reason.

(c) The Company repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

18.11 MATERIAL ADVERSE CHANGE

     Any event or series of events occurs which has or will have a Material Adverse Effect.

18.12 ACCELERATION

(a)  If an Event of Default is outstanding, the Lender may, by notice to the
     Company:

     (i)  cancel the Loan Commitment; and/or

     (ii) declare that all or part of any amounts outstanding under the Finance Documents are:

          (A)  immediately due and payable; and/or

          (B)  payable on demand by the Lender; and/or

     (iii) declare that full cash cover in respect of the Letter of Credit is immediately due and payable.

     Any notice given under this Subclause will take effect in accordance with its terms.

(b) If any of the following in respect of any member of the Group occurs, the Loan Commitment will, if not already cancelled under this Agreement, be immediately and automatically cancelled and the Loan, together with accrued interest, and all other amounts outstanding under the Finance Documents will be immediately due and payable:

     (i)  it makes a general assignment for the benefit of creditors;

     (ii) it commences a voluntary case or proceeding under the United States Bankruptcy Code of 1978 or any other United States Federal or State bankruptcy, insolvency or similar law (U.S. Bankruptcy Law); or

     (iii) an involuntary case under any U.S. Bankruptcy Law is commenced against it and is not controverted within 20 days or is not dismissed or stayed within 60 days after commencement of the case.

19.  EVIDENCE AND CALCULATIONS 19.1 ACCOUNTS

     Accounts maintained by the Lender in connection with this Agreement are prima facie evidence of the matters to which they relate for the purpose of any litigation or arbitration proceedings.

19.2 CERTIFICATES AND DETERMINATIONS

     Any certification or determination by the Lender of a rate or amount under the Finance Documents will be, in the absence of manifest error, conclusive evidence of the matters to which it relates.

19.3 CALCULATIONS

     Any interest accruing under this Agreement accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days.

20.  INDEMNITIES 20.1 CURRENCY INDEMNITY

(a) The Company must, as an independent obligation, indemnify the Lender against any loss or liability which the Lender incurs as a consequence of:

     (i) the Lender receiving an amount in respect of the Company's liability under the Finance Documents; or

     (ii) that liability being converted into a claim, proof, judgment or order,

     in a currency other than the currency in which the amount is expressed to be payable under the relevant Finance Document.

(b) Unless otherwise required by law, the Company waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

20.2 OTHER INDEMNITIES

(a) The Company must indemnify the Lender against any loss or liability which the Lender incurs as a consequence of:

     (i)  the occurrence of any Event of Default;

     (ii) any failure by the Company to pay any amount due under a Finance Document on its due date;

     (iii) (other than by reason of negligence or default by the Lender) a Credit not being made after the Request has been delivered for that Credit;

     (iv) a Credit (or part of a Credit) not being prepaid in accordance with a notice of prepayment;

     (v) reasonable investigation of any event which the Lender reasonably believes to be a Default; or

     (vi) acting or relying on any notice relating to the Finance Documents (or the transactions contemplated thereby) which the Lender reasonably believes to be genuine, correct and appropriately authorized.

(b) The Company's liability in each case includes any loss or expense on account of funds borrowed, contracted for or utilized to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Credit.

21.  EXPENSES

21.1 INITIAL COSTS

(a) Each Party shall be responsible for the amount of all costs and expenses (including legal fees) incurred by it in connection with the negotiation, preparation, printing and execution of the Finance Documents.

(b) The Company will promptly on demand pay to the Lender the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with the negotiation, preparation, printing, execution and maintenance (including any issuance, utilization, non-utilization, per annum or arrangement fee) of the Letter of Credit.

21.2 SUBSEQUENT COSTS

     The Company must pay to the Lender the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with:

     (a) the negotiation, preparation, printing and execution of any Finance Document executed after the date of this Agreement; and

     (b) any amendment, waiver or consent requested by or on behalf of the Company or specifically allowed by this Agreement.

21.3 ENFORCEMENT COSTS

     The Company must pay to the Lender the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

22.  WAIVERS

     The rights of the Lender under the Finance Documents:

     (a)  may be exercised as often as necessary;

     (b)  are cumulative and not exclusive of its rights under the general law;
          and

     (c)  may be waived only in writing and specifically.

     Delay in exercising or non-exercise of any right is not a waiver of that right.

23.  CHANGES TO THE PARTIES

23.1 ASSIGNMENTS AND TRANSFERS BY THE COMPANY

     The Company may not assign or transfer any of its rights and obligations under the Finance Documents without the prior consent of the Lender.

23.2 ASSIGNMENTS AND TRANSFERS BY THE LENDER

(a) The Lender may, subject to the following provisions of this Subclause, at any time assign or transfer (including by way of novation) any of its rights and obligations under this Agreement to any other person (the New Lender).

(b) A transfer of obligations will be effective only if the New Lender confirms to the Company that it is bound by the terms of this Agreement as the Lender. On the transfer becoming effective in this manner the Lender will be released from its obligations under this Agreement to the extent that they are transferred to the New Lender.

24.  DISCLOSURE OF INFORMATION

(a) The Lender must keep confidential any information supplied to it by or on behalf of the Company in connection with the Finance Documents. However, the Lender is entitled to disclose information:

     (i) which is publicly available, other than as a result of a breach by the Lender of this Clause;

     (ii) in connection with any legal or arbitration proceedings;

     (iii) if required to do so under any law or regulation;

     (iv) to a governmental, banking, taxation or other regulatory authority;

     (v)  to its professional advisers;

     (vi) to the extent allowed under paragraph (b) below; or

     (vii) with the agreement of the Company.

(b) The Lender may disclose to an Affiliate or any person with whom it may enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement (a participant):

     (i)  a copy of any Finance Document; and

     (ii) any information which the Lender has acquired under or in connection with any Finance Document.

     However, before a participant may receive any confidential information, it must agree with the Lender to keep that information confidential on the terms of paragraph (a) above.

     This Clause supersedes any previous confidentiality undertaking given by the Lender in connection with this Agreement.

25.  SET-OFF

     The Lender may set off any matured obligation owed to it by the Company under the Finance Documents (to the extent beneficially owned by the Lender) against any obligation (whether or not matured) owed by the Lender to the Company, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

26.  SEVERABILITY

     If a term of a Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that will not affect:

     (a) the legality, validity or enforceability in that jurisdiction of any other term of the Finance Documents; or

     (b) the legality, validity or enforceability in other jurisdictions of that or any other term of the Finance Documents.

27.  COUNTERPARTS

     Each Finance Document may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

28.  NOTICES

28.1 IN WRITING

(a) Any communication in connection with a Finance Document must be in writing and, unless otherwise stated, may be given in person, by courier service, post, fax, e-mail or any other electronic communication approved by the Lender.

(b) For the purpose of the Finance Documents, an electronic communication will be treated as being in writing.

(c) Unless it is agreed to the contrary, any consent or agreement required under a Finance Document must be given in writing.

28.2 CONTACT DETAILS

(a)  The contact details of the Company for this purpose are:

         Address:          498 North Oak Street
                           Inglewood, CA  90302
                           USA

         Fax number:       +1 310 330 2764
         Attention:        Chief Executive Officer

(b) The contact details of the Lender for this purpose are:

         Address:          PO Box 957
                           Road Town, Tortola
                           British Virgin Islands

         Attention:        The Directors

(c) The Company or the Lender may change their contact details by giving five Business Days' notice to the other Party.

(d) Where a Party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.

28.3 EFFECTIVENESS

(a) Except as provided below, any communication in connection with a Finance Document will be deemed to be given as follows:

     (i)  if delivered in person or by courier service, at the time of delivery;

     (ii) if posted, five days after being deposited in the post, postage prepaid, in a correctly addressed envelope;

     (iii) if by fax, when received in legible form; and

     (iv) if by e-mail or any other electronic communication, when received in legible form.

(b) A communication given under paragraph (a) above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

(c) A communication to the Lender will only be effective on actual receipt by it.

29.  LANGUAGE

(a)  Any notice given in connection with a Finance Document must be in English.

(b)  Any other document provided in connection with a Finance Document must be:

     (i)  in English; or

     (ii) (unless the Lender otherwise agrees) accompanied by a certified English translation. In this case, the English translation prevails unless the document is a statutory or other official document.

30.  GOVERNING LAW

     This Agreement is governed by the law of the State of California.

31.  ENFORCEMENT

31.1 WAIVER OF IMMUNITY

     The Company irrevocably and unconditionally:

     (a) agrees not to claim any immunity from proceedings brought by the Lender against the Company in relation to a Finance Document and to ensure that no such claim is made on its behalf;

     (b) consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

     (c)  waives all rights of immunity in respect of it or its assets.

31.2 WAIVER OF TRIAL BY JURY

     EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED ON, ARISING FROM OR IN CONNECTION WITH ANY FINANCE DOCUMENT OR ANY TRANSACTION CONTEMPLATED BY ANY FINANCE DOCUMENT. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY COURT.

32.  INTEGRATION

     The Finance Documents contain the complete agreement between the Parties on the matters to which they relate and supersede all prior commitments, agreements and understandings, whether written or oral, on those matters.

     This Agreement has been entered into on the date stated at the beginning of this Agreement.

                                   SIGNATORIES


         COMPANY

         Signature Eyewear, Inc.


         By: _______________________________

Name:    Michael Prince

Title:   Chief Financial Officer



         LENDER

         Bluebird Finance Limited


         By: __________________________________

Name:  ________________________________________

Title:  _______________________________________

                                   SCHEDULE 1

                         CONDITIONS PRECEDENT DOCUMENTS

COMPANY

1.       A copy of the constitutional documents of the Company.

2. A copy of a resolution of the board of directors of the Company approving the terms of, and the transactions contemplated by, this Agreement.

3. A specimen of the signature of each person authorized on behalf of the Company to execute or witness the execution of any Finance Document or to sign or send any document or notice in connection with any Finance Document.

4. A copy of the October Financial Statements and the December Financial Statements.

5. A certificate of an authorized signatory of the Company certifying that each copy document specified in this Schedule is correct (other than as provided in Clause 15.8(a) (Financial statements) above with respect to the October Financial Statements), complete and in full force and effect as at a date no earlier than the date of this Agreement.

SECURITY

6. The Security Agreement dated on or about the date of this Agreement between the Company and the Lender duly executed by the parties to it.

7.       UCC-1 forms required to be filed under the Security Document.

8.       Evidence of insurance cover in compliance with this Agreement.

9. Evidence that all Security Interests granted in favor of City National Bank, N.A. have been released.

LEGAL OPINIONS

1. A legal opinion of Jeffer, Mangels, Butler & Marmaro LLP, legal advisers in California to the Company, addressed to the Lender, substantially in the form of Schedule 8 (Form of Legal Opinion of the Company's Counsel).

OTHER DOCUMENTS AND EVIDENCE

1. Evidence that all fees and expenses then due and payable from the Company under this Agreement have been or will be paid by the first Utilization Date.

2. Evidence that the all amounts owing to City National Bank, N.A. on the date of this Agreement will be repaid or prepaid, and cancelled, in full on or by the first Utilization Date.

3. Written confirmation from the Senior Lender that all conditions precedent to utilization of the credit facilities provided pursuant to the Senior Credit Agreement have been satisfied and that US$3,500,000 will be advanced to, or to the order of, the Company on the first Utilization Date.

4. A copy of any other authorization or other document, opinion or assurance which the Lender has notified the Company is necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, any Finance Document or for the validity and enforceability of any Finance Document.

5.                Executed copies of the following documents:

                    (a) Stock Purchase Agreement dated the date of this Agreement between the Company and the Lender relating to the purchase and sale of Series A 2% Convertible Preferred Stock of the Company (the STOCK PURCHASE AGREEMENT);

                    (b) Certificate of Determination dated the date of this Agreement issued by the Company pursuant to authority granted by article IV of its Restated Articles of Incorporation;

                    (c) Registration Rights Agreement dated the date of this Agreement entered into pursuant to the Stock Purchase Agreement;

                    (d) Settlement Agreements with various creditors, the details of which have been disclosed to the Lender;

                    (e) Agreement Re Assignment of Claims and Mutual General Release dated March 31, 2003 between Moulin Optical Manufactory Limited, Allied Industrial Limited, Dartmouth Commerce of Manhattan, Inc., a California corporation (DARTMOUTH) and the Company;

                    (f) Agreement for the Purchase and Sale of Debt dated April 1, 2003 between Dartmouth and the Company;

                    (g)  Senior Credit Agreement; and

                    (h)  Subordination Agreement.

                                   SCHEDULE 2

                                 FORM OF REQUEST


         To:      Bluebird Finance Limited

         From:    Signature Eyewear, Inc.

         Date:    [         ]



  SIGNATURE EYEWEAR, INC. - US$4,150,000 CREDIT AGREEMENT DATED [      ], 2003
                                 (the AGREEMENT)

1.       We refer to the Agreement. This is a Request.

2. We wish to [borrow a Loan/request the procurement of the Letter of Credit]o on the following terms:

               (a)  Utilization Date: [     ];

               (b)  Amount: [     ].

3.       Our [payment/delivery]o instructions are: [     ].

4. We confirm that each condition precedent under the Agreement which must be satisfied on the date of this Request is so satisfied.

5.       This Request is irrevocable.


By:

________________________________
SIGNATURE EYEWEAR, INC.

                                   SCHEDULE 3

                               SECURITY INTERESTS


1. The Security Interest granted by the Company to City National Bank, N.A. with respect to certain of the Company's assets, which Security Interest will be released on the date of this Agreement.

2. The Security Interest granted by the Company to Wells Fargo Equipment Finance, Inc. and US Bancorp Oliver-Allen Technology Leasing with respect to certain equipment pursuant to a security agreement dated March 26, 2003 to secure the Company's obligations under the Financial Indebtedness referred to in Clause 17.7(b)(v) (Financial Indebtedness).

3. The Security Interest granted by the Company to Axwood Investments Limited with respect to certain inventory pursuant to a security agreement dated February 4, 2003 to secure the Company's obligations under the Financial Indebtedness referred to in Clause 17.7(b)(iv) (Financial Indebtedness).

4. The Security Interests granted by the Company to the lessors of certain office equipment (including, a telephone system, postage meter, photocopier, certain computer equipment and a warehouse storage racking system referred to as the "Carousel") utilized by the Company in its business.

                                   SCHEDULE 4

                           FORM OF SECURITY AGREEMENT


                       [Insert form of Security Agreement]

                                   SCHEDULE 5

                                    DEFAULTS


1. As a result of the Company's current financial condition and cash flow situation, it is in actual or technical default with most of the companies and entities with which it has, or currently does, transact its business, other than as previously disclosed to the Lender.

2. The Company is in contravention of certain financial covenants contained in certain license agreements and is accordingly in technical or actual default under such licenses. The Company has not received any written notices of default from any of the licensors under such license agreements.

                                   SCHEDULE 6

                             MATERIAL ADVERSE CHANGE


The Company has continued to suffer operating losses in the ordinary course of its business since December 31, 2002. In addition, given the Company's current financial condition and cash flow, the Company is in actual or technical default with most of the companies and entities with which the Company has, or currently does, transact its business.

                                   SCHEDULE 7

                                   LITIGATION


1. The Chapter 7 trustee in bankruptcy of an optical company which holds a disputed claim against the Company of approximately US$58,000 contacted the Company with respect to such claim approximately nine months ago. When advised of the dispute, the trustee advised that it would enquire into the matter. The Company has had no further contact from either the trustee or any other party with respect to this disputed claim.

2. Walker v. Signature Eyewear - case pending in Washington State Court arising out of an employment dispute. The amount claimed does not exceed US$25,000.

3. Gary Raymond v. Signature Eyewear - Mr. Raymond, a former employee of the Company, has made a written demand in the amount of approximately US$138,000 to the Company for certain vacation pay and commissions he claims he is owed. The Company disputes the claims made by Mr. Raymond.

4. Amplicon Financial has threatened in writing to bring a claim against the Company in an amount of approximately US$30,000.

5. The Company intends to use the proceeds from the transactions contemplated by the Finance Documents and the Senior Credit Agreement, in part, to settle certain outstanding claims against the Company and thereby curing certain outstanding defaults. The Company has previously delivered to the Lender a schedule of the pending or threatened claims that the Company intends to settle using the proceeds from these transactions. The Company intends to settle these matters within thirty days of the date of this Agreement or such later date as has been agreed with certain claimants.

6. As a result of the Company's current financial condition and cash flow, the Company is in actual or technical default with most of the companies and entities with which the Company has, or currently does, transact its business. Some of these parties have asserted, or may assert, claims against the Company and some of these claims will be in excess of US$100,000 in the aggregate.

                                   SCHEDULE 8

                 FORM OF LEGAL OPINION OF THE COMPANY'S COUNSEL


                                 APRIL ___, 2003


Bluebird Finance Limited
P.O. Box 957
Road Town, Tortola
British Virgin Islands

     Re:  Bluebird Finance Limited - $4,650,000 Loan to Signature Eyewear, Inc.
          ---------------------------------------------------------------------

Ladies and Gentlemen:

     We have acted as special counsel for Signature Eyewear, Inc., a California corporation (the "Company"), in connection with the loan (the "Loan") contemplated by that certain Credit Facility Agreement (the "Loan Agreement"), of even date, between the Company and Bluebird Finance Limited, a British Virgin Islands company (the "Lender"). We do not represent the Company in all of its legal matters, and the Company has retained other legal counsel to represent it in connection with certain other legal matters. We do not assume any responsibility for any transaction or matter where the Company has been represented by other counsel. Capitalized terms, which are used herein but not defined herein, shall have the meanings ascribed to them in the Loan Agreement.

     In connection with this opinion, we have examined and relied upon (i) the representations and warranties as to factual matters contained in and made pursuant to the Purchase Agreement by various parties, and (ii) originals or copies, certified or otherwise identified to our satisfaction as being true copies, of the following documents (collectively, the "Documents"):

     (1)  the Loan Agreement;

     (2)  The Security Agreement between the Company and Lender;

     (3)  [the Financing Statement];

     (4)  Officers' Closing Certificate of the Company;

     (5) Articles of Incorporation of the Company, as amended, as certified by the office of the Secretary of State of the State of California as of March 26, 2003 (the "Articles");

     (6) Amended and Restated Bylaws of the Company, dated June 6, 1997 (the "Bylaws");

     (7) Certificate of Status Domestic Corporation for the Company issued by the California Secretary of State and dated March 26, 2003 (the "Domestic Status Certificate"); and

     (8) the Representation Letter from Bernard Weiss and Michael Prince (the "Representation Letter").

     Except as set forth above, the documents listed in clauses (1), (2) and (3) are each dated as of April ___, 2003 and are referred to herein collectively as the "Transaction Documents."

     We have rendered these opinions based solely upon our review of the Documents, and upon our examination of such statutes, decisions and matters of law as we deem necessary to express the opinions set forth below. In particular, our opinion that the Company is "in good standing under the laws of the State of California" set forth in opinion number 1, below, is based solely on the Domestic Status Certificate. We have made no examination of public records (including, without limitation, the plaintiff or defendant indices of state and federal courts), nor have we undertaken any independent investigation to determine the existence or nonexistence of facts contained or asserted in the Documents or the assumptions set forth herein and you acknowledge we have no duty to perform any such independent investigation.

     In addition, in rendering this opinion, we have not taken into consideration the effect, if any, that certain other transactions that will be occurring on or about the time of the Closing, may have upon the Company or the opinions set forth herein, including, without limitation, transactions between
(i) the Company and Home Loan Investment Company (the "Senior Loan Documents"),
(ii) the Company, Moulin Optical Manufactory Limited, Allied Industrial Limited and Dartmouth Commerce of Manhattan, Inc. ("Dartmouth"), (iii) the Company and Dartmouth, and (iv) the Weiss Family Trust and Dartmouth.

     In rendering this opinion, we have assumed (i) the genuineness and authenticity of all signatures on original documents, (ii) the authenticity of all documents submitted to us as originals and the conformity to originals of documents submitted to us as certified or photostatic copies, (iii) the accuracy, completeness and authenticity of certificates of public officials,
(iv) each person signing a document is a competent adult person not operating under any legal disability, duress or having been defrauded in the execution of documents, and (v) the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Transaction Documents), and (vi) that the parties to the Transaction Documents will act in good faith in connection with their obligations under the Transaction Documents.

     For purposes of this opinion, we have made the following additional assumptions:

     (a)......Other than the Documents, there are no documents, understandings or agreements between or among the parties which would expand or otherwise modify the obligations of the respective parties to the Documents regarding the transactions contemplated thereby and which would have an effect on this opinion;

     (b)......To the extent that the obligations of the Company may be dependent upon such matters, we have assumed for purposes of this opinion, that: (i) each party to the Transaction Documents other than the Company ("Other Party") is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and qualified to do business in other jurisdictions, to the extent necessary; (ii) each Other Party has the requisite organizational or other power and authority to execute and deliver, and to perform its obligations under, the Transaction Documents to which it is a party; (iii) the Transaction Documents to which each Other Party is a party have been duly authorized, executed and delivered by it, and each of such Transaction Documents constitutes the legally valid and binding obligation of such Other Party, enforceable against such party in accordance with its terms; and (iv) that each such Other Party is, at all relevant times in connection with the origination and enforcement of the Loan, duly qualified and authorized to conduct intrastate business and to make the Loan within the State of California and holds any and all licenses to conduct such activity as may be required by applicable California law.

     (c)......The Lender will exercise any rights or remedies it may have under the Transaction Documents in good faith, in circumstances in which it is commercially reasonable to do so, in a commercially reasonable manner to the extent required by applicable law, and otherwise pursuant to the Uniform Commercial Code as adopted in the State of California (the "UCC");

     (d)......The representations and warranties of the Company and the Lender in the Transaction Documents are true and correct; and (e) The choice of California law in the Transaction Documents will be enforced.

     In addition, we have assumed that the documents necessary to perfect the security interests of the Lender under the Transaction Documents have been or will be correctly filed in the Office of the Secretary of State of California, and with all appropriate officials or in all applicable offices of agencies and departments of the government of the United States of America and any other governmental authorities having jurisdiction over the subject matter therein described and over the filing thereof. We have also assumed without undertaking any investigation that the Company has good and enforceable title to the Collateral.

     Whenever used in this opinion, the phrase "to the best of our actual knowledge" or words of similar import mean to the actual conscious knowledge of those attorneys in this Firm who have given substantive attention to the transaction contemplated by the Transaction Documents.

     We are licensed to practice law only in the State of California. The opinions set forth below apply only insofar as the substantive laws of the State of California (without application of the principle of conflicts of laws) and the United States' federal laws may be concerned, and we express no opinion with respect to the laws of any other state or jurisdiction. Based on the foregoing and subject to the assumptions, qualifications and limitations set forth herein, it is our opinion that:

     1........The Company has been duly incorporated, is validly existing is in good standing under the laws of the State of California, with the requisite corporate power and corporate authority to own its properties and assets, to conduct its business as presently conducted, to enter into and deliver the Transaction Documents, and to perform its obligations under the Transaction Documents.

     2........The execution, delivery and performance of the Transaction
Documents have been duly authorized by all necessary corporate action on the part of the Company, and the Transaction Documents have been duly executed and delivered by the Company.

     3........Each of the Transaction Documents constitutes the legally valid and binding obligation of the Company, and except as otherwise provided in the Senior Loan Documents, enforceable against the Company in accordance with its terms.

     4........The Company's execution, delivery and performance of the
Transaction Documents do not violate the Restated Articles of Incorporation or Bylaws of the Company.

     5........The execution, delivery and performance by the Company of the
Transaction Documents to which it is a party, to the best of our actual knowledge, will not violate any law or regulation, including, without limitation, any usury or similar law regulating the rate of interest that may be charged to a borrower.

     6........Except as set forth on the schedules to the Loan Agreement, to the best of our actual knowledge, no consent of, authorization from or registration or filing with any governmental authority, agency or body is required in connection with the execution, delivery and performance by the Company of the Transaction Documents.

     7........Except for (i) any actions, suits or proceedings before any court, arbitrator or governmental agency which may result in damages against the Company in excess of $100,000 ("Legal Proceedings"), which are described on the schedules to the Loan Agreement, and (ii) those Legal Proceeding that have been represented to us will settle within thirty (30) days of the Closing as is set forth on Exhibit B to the Representation Letter, we are not and have not represented the Company in any currently pending Legal Proceedings.

     8........The Security Agreement creates a valid security interest in the
Collateral, and such security interest will be duly perfected upon the filing of the Financing Statement with the Secretary of State of California to the extent that a security interest in the Collateral may be perfected by the filing of a financing statement.

     We   express no opinion with respect to:

     (i) The applicability of Sections 547 and 548 of the Bankruptcy Code, 11 U.S.C. Sections 547 and 548, Sections 500 et seq. of the California Corporations Code, or any other federal or state laws regarding fraudulent conveyances or preferences;

     (ii) Compliance by any party with state or federal securities laws including, without limitation, anti-fraud, disclosure or similar laws, rules or regulations relating to securities or the issuance and sale thereof;

     (iii) Compliance by any party with (A) antitrust laws including, but not limited to, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or (B) the Employee Retirement Income Security Act of 1974, as amended;

     (iv) Compliance by any party, or any of the Transaction Documents, with any federal, state or local land use, subdivision, zoning, planning, tax, labor or communications law, ordinance or regulation;

     (v) The fairness of any consideration given or received in connection with any of the Transaction Documents or any transaction contemplated thereby;

     (vi) The impact of local, state, federal or foreign tax laws on the transactions contemplated by any of the Transaction Documents, including, without limitation, the effect of any failure of the Company to pay any employment, withholding, sales or other taxes when due;

     (vii) Any provisions of the Transaction Documents which permit the enforcement of the remaining provisions of the Transaction Documents where some provision has been declared unenforceable, unless the unenforceable portion is not an essential part of the agreement therein contained;

     (viii) Any covenant not to compete, non-solicitation, confidentiality or similar provisions contained in any of the Transaction Documents;

     (ix) the validity of the Company's title to the Collateral or the priority of any liens or security interests therein;

     (x)  Any Legal Proceeding in which we are not counsel of record.

     This opinion is subject to, and limited by the following qualifications, exceptions and reservations:

     (a)......The enforceability of the Transaction Documents may be limited or affected by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), (ii) general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law, and (iii) judicial discretion and the valid exercise of sovereign power of the State of California and the constitutional powers of the United States of America;

     (b)......Limitations imposed by equitable principles of California or federal law upon the specific enforceability of any of the remedies, covenants, or other provisions of the Transaction Documents and upon the availability of injunctive relief or other equitable remedies;

     (c)......The unenforceability under certain circumstances, under any state or federal law or court decision, of (i) provisions expressly or by implication waiving broadly or vaguely stated rights, unknown future rights, defenses to obligations or rights created by law, (ii) provisions indemnifying a party against liability for its own negligent or wrongful acts, where such waivers or indemnifications are against public policy or prohibited by law, and (iii) provisions which impose late charges, default rates of interest or other similar penalty terms, or restrict or condition prepayment;

     (d)......The effect of California court decisions invoking statutes or principles of equity, which have held that certain covenants and provisions of agreements are unenforceable where (i) the breach of such covenants or provisions imposes restrictions or burdens upon an obligor, including the acceleration of indebtedness due under such instruments, and it cannot be demonstrated that the enforcement of such restrictions or burdens is reasonably necessary for the protection of the creditor, or (ii) the creditor's enforcement of such covenants or provisions under the circumstances would violate the creditor's implied covenant of good faith and fair dealing.

     (e)......The effect of Section 1670.5 of the California Civil Code, which provides, in substance, that if a court as a matter of law finds a contract or any clause of a contract to have been "unconscionable" at the time it was made, the court may refuse to enforce the contract, or the court may enforce the remainder of the contract without the "unconscionable" clause or so as to avoid an "unconscionable" result. That Section also permits parties to present evidence as to the commercial setting, purpose and effect of any contract or clause thereof claimed to be "unconscionable," to aid the court in making its determination;

     (f)......The unenforceability under certain circumstances of provisions to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, that election of a particular remedy or remedies does not preclude recourse to one or more other remedies or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy;

     (g)......The unenforceability under certain circumstances of contractual provisions which allow the exercise of self-help or summary remedies without requiring notice or opportunity for hearing or correction;

     (h)......The effect of California law providing that, where a contract permits one party to the contract to recover attorneys' fees, the prevailing party in any action to enforce any provision of the contract shall be entitled to recover its reasonable attorneys' fees;

     (i)......The effect of California Civil Code section 2924.5, and California common law, on the ability to assess a late, default, or delinquency charge on any delinquent payment of a loan installment without providing the borrower written notice of the delinquency or default and the amount or method of computing the amount of the charge to be imposed in the event of delinquency or default and the date by which the delinquent payment must be made in order to avoid such charge; and the effect of the unenforceability of any provision of the Transaction Documents which constitutes or which is held by a court or arbitrator to constitute an unlawful forfeiture or penalty, or an unenforceable liquidation of damages, including, without limitation, provisions of the Transaction Documents providing for any increase in the rate of interest or the payment of a prepayment fee or any other amount upon or as a result or consequence of any breach or default by Borrowers under the Transaction Documents (refer to case citations set forth in paragraph (n) below);

     (j)......We note that the collectibility of interest under any of the
Transaction Documents, to the extent that interest computed at the rate set forth in such Transaction Documents based upon a 360-day year exceeds interest that would accrue at the same rate but computed upon a 365-day year, is subject to certain judicial precedents in California, including but not limited to Fletcher v. Security Pacific National Bank, 23 Cal.3d 442 (1979), and Chern v. Bank of America, 15 Cal.3d 866 (1976), which indicate that a California court may enjoin collection of such interest and award restitution thereof to a borrower, if on the basis of the facts and circumstances then before the court, the court determined that such relief was necessary to prevent the use or employment of an unfair trade practice;

     (k)......The effect of Section 9-610 of the California Uniform Commercial
Code which places limitations on the circumstances under which a secured party may purchase collateral at a private sale;

     (l)......The effect of the unenforceability of the Transaction Documents due to a failure to file the Financing Statement, any defect or omission in the title to the real or personal property therein described, any failure of consideration, or any failure by Lender Parties to perfect the security interest in the Collateral in the manner required by applicable law;

     (m)......The effect of the unenforceability of the Transaction Documents, or any of them, based upon or resulting from the unenforceability to any extent of any other instrument, agreement, document, or instruction executed or entered into in connection with the Transaction Documents;

     (n)......The effect of California Civil Code section 1671, and California common law, on the ability to assess a late, default, or delinquency charge on any delinquent payment of a loan installment without providing the borrower written notice of the delinquency or default and the amount or method of computing the amount of the charge to be imposed in the event of delinquency or default and the date by which the delinquent payment must be made in order to avoid such charge; and the effect of the unenforceability of any provision of the Transaction Documents which constitutes or which is held by a court or arbitrator to constitute an unlawful forfeiture or penalty, or an unenforceable liquidation of damages, including, without limitation, provisions of the Transaction Documents providing for any increase in the rate of interest or the payment of a prepayment fee or any other amount upon or as a result or consequence of any breach or default by Borrowers under the Transaction Documents (see Garrett v. Coast & Southern Federal Savings and Loan Association
(1973) 9 Cal.3d 731; Ridgley v. Topa Thrift and Loan Association (1998) 98 Daily Journal D.A.R. 3991);

     (o)......The effect of Article XV, Section 1 of the California
Constitution, which limits the rate of interest upon any loan or forbearance of money, to the extent applicable to the transactions contemplated by the Loan Documents; and

     (p)......We express no opinion as to the provisions of the Transaction
Documents which (1) purport to waive, limit, or restrict various rights of the Company except to the extent permitted by law, (2) permit a party to act as the agent and attorney-in-fact of the Company after a default, (3) select the forum for the resolution of any disputes or consent to the jurisdiction of any jurisdiction (both as to personal jurisdiction and subject matter jurisdiction),
(4) attempt to change or waive rules of evidence or fix the method or quantum of proof to be applied in litigation or similar proceedings, (5) provide for the confession of judgment, (6) provide that time is of the essence, (7) permit the enforcement of the remaining provisions of a Transaction Document, where some provision has been declared unenforceable, unless the unenforceable portion is not an essential part of the agreement therein contained, (8) provide for the appointment of a receiver except in accordance with applicable laws, or (9) provide the Lender with the right to establish reserves or limit advances based upon its sole and unfettered discretion.

     This opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are in effect as of the date hereof, and we disclaim any obligation to update this opinion for events occurring after the date hereof. We assume no responsibility to advise you or any other person or entity of changes which may hereafter be brought to our attention.

     This opinion is rendered only to the Lender and is solely for its benefit in connection with the above transaction. Except as provided above, this opinion may not be quoted or used in whole or in part for any purpose, nor may copies be provided to any person, without our prior written consent.


                                Very truly yours,

                                    EXHIBIT A

                             [Representation Letter]

                                   SCHEDULE 9

                                LETTER OF CREDIT



FROM: BANK OF AMERICA (ASIA) LIMITED

ADVISING BANK: BANK OF AMERICA N.A. USA

TO:  HOME LOAN INVESTMENT COMPANY
     145 N. 4th STREET,
     P.O. BOX 100
     GRAND JUNCTION, CO 81502
     U.S.A.



                                   STANDBY L/C

THE ADVISING BANK IS REQUESTED TO ADD CONFIRMATION ON THIS STANDBY LETTER OF
CREDIT WITH CONFIRMATION CHARGES FOR ACCOUNT OF [      ].

AT THE REQUEST OF [     ], WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF
CREDIT NO. [        ] UP TO AN AGGREGATE AMOUNT OF UNITED STATES DOLLARS ONE
MILLION AND TWO HUNDRED FIFTY THOUSAND ONLY (US$1,250,000) AVAILABLE WITH US BY PAYMENT AGAINST YOUR WRITTEN STATEMENT THROUGH YOUR BANKER SPECIFYING THE AMOUNT CLAIMED REPRESENTS PART OR ALL OF THE UNPAID BALANCE OF INDEBTEDNESS DUE TO YOU IN CONNECTION WITH YOUR GRANTING CREDIT FACILITY TO SIGNATURE EYEWEAR, INC., 498
N. OAK ST., INGELWOOD, CA90302, UNITED STATES OF AMERICA IN RESPECT OF WHICH SAID BORROWER IS IN DEFAULT.

THE STANDBY LETER OF CREDIT AMOUNT COVERS THE PRINCIPAL, INTEREST AND YOUR CHARGES.

YOUR WRITTEN STATEMENT MUST REACH THE OFFICE OF THE CONFIRMING BANK ON OR BEFORE
[      ].

PARTIAL DRAWING ALLOWED, MULTIPLE PRESENTATION NOT ALLOWED.

ALL BANKING CHARGES ARE FOR ACCOUNT OF APPLICANT.

THIS STANDBY LETTER OF CREDIT WILL EXPIRE ONE YEAR AFTER DATE OF ISSUANCE AT THE COUNTER OF THE CONFIRMING BANK.

THE CONFIRMING BANK IS ALLOWED TO DEBIT THE ACCOUNT OF ISSUING BANK IN SETTLEMENT UPON RECEIPT OF A COMPLIED CLAIM. THE CONFIRMING BANK IS REQUIRED TO SWIFT INFORM ISSUING BANK UPON RECEIPT OF A CLAIM.

THIS STANDBY LETTER OF CREDIT IS SUBJECT TO INTERNATIONAL CHAMBER OF COMMERCE INTERNATIONAL STANDBY PRACTICE ISP98.

THIS IS THE OPERATIVE INSTRUMENT.

================================================================================


                               SECURITY AGREEMENT





                              DATED APRIL 21, 2003



                                     BETWEEN



                             SIGNATURE EYEWEAR, INC.



                                    AS DEBTOR



                                       AND



                            BLUEBIRD FINANCE LIMITED

                                AS SECURED PARTY



















                                  ALLEN & OVERY
                                    NEW YORK
================================================================================

                                    CONTENTS



CLAUSE                                                                      PAGE

1.  INTERPRETATION...........................................................  1
    1.1          UCC and Credit Agreement Defined Terms......................  1
    1.2          Other Definitions...........................................  1
    1.3          Construction................................................  3
2.  CREATION AND PERFECTION OF SECURITY INTEREST.............................  3
    2.1          Grant.......................................................  3
    2.2          Continuing security interest................................  3
    2.3          Filing of financing statements..............................  4
    2.4          No liability................................................  4
3.  REPRESENTATIONS AND WARRANTIES...........................................  4
    3.1          Representations and warranties..............................  4
    3.2          The Debtor..................................................  4
    3.3          The Collateral..............................................  5
    3.4          Security interest...........................................  5
    3.5          Intellectual Property Rights................................  6
    3.6          Times for making representations and warranties.............  7
    3.7          Survival....................................................  7
4.  UNDERTAKINGS.............................................................  7
    4.1          Undertakings................................................  7
    4.2          The Debtor..................................................  7
    4.3          The Collateral..............................................  8
    4.4          Security interest...........................................  8
    4.5          Notices.....................................................  9
5.  RIGHTS AND REMEDIES......................................................  9
    5.1          Events of Default...........................................  9
    5.2          Collections after an Event of Default.......................  9
    5.3          Secured Party's rights upon default......................... 10
    5.4          No marshaling............................................... 11
6.  MISCELLANEOUS............................................................ 11
    6.1          Further assurances.......................................... 11
    6.2          Costs and indemnity......................................... 12
    6.3          Successors.................................................. 12
    6.4          Amendments and waivers...................................... 13
    6.5          Rights cumulative........................................... 13
    6.6          Severability................................................ 13
    6.7          Counterparts................................................ 13
    6.8          Notices..................................................... 13
    6.9          Complete Agreement.......................................... 14
    6.10         Waiver of Jury Trial........................................ 14
    6.11         Governing Law............................................... 14


Signatories.................................................................. 15




SCHEDULES

1.  Commercial Tort Claims................................................... 16
2.  Intellectual Property.................................................... 17
3.  Countries and States in which Collateral consisting of goods is located.. 18

THIS AGREEMENT is dated April 21, 2003

BETWEEN:

(1) SIGNATURE EYEWEAR, INC., a corporation organized under the laws of the State of California (the DEBTOR); and

(2) BLUEBIRD FINANCE LIMITED, as Lender under the Credit Agreement described below, a company organized under the laws of the British Virgin Islands (in that capacity the SECURED PARTY).

BACKGROUND:

(A) The Debtor and the Secured Party are concurrently entering into the US$4,150,000 credit agreement dated the date of this Agreement (the CREDIT AGREEMENT).

(B) It is a condition precedent to the obligations of the Secured Party under the Credit Agreement that the Debtor enter into this Agreement and grant the security described in this Agreement.

IT IS AGREED as follows:

1.   INTERPRETATION

1.1  UCC AND CREDIT AGREEMENT DEFINED TERMS

     Any term defined in the Uniform Commercial Code as in effect from time to time in the State of California (the UCC) and not defined in this Agreement has the meaning given to the term in the UCC. Any term defined in the Credit Agreement and not defined in this Agreement or the UCC has the meaning given to the term in the Credit Agreement.

1.2  OTHER DEFINITIONS

     In this Agreement:

     COLLATERAL means all personal property, wherever located, in which the Debtor now has or later acquires any right title or interest, including all:


     (a)  accounts,
          chattel paper (including tangible chattel paper and
            electronic chattel paper),
          goods (including equipment, inventory and fixtures), health-care-insurance receivables, instruments (including promissory notes), investment property, documents, deposit accounts, letter-of-credit rights, general intangibles (including payment intangibles), software, supporting obligations, other assets (including any and all proprietary and intellectual property rights of any kind or nature whatsoever, anywhere in the world, including any and all inventions, discoveries, trade secrets, intellectual property rights, patents, trademarks, trade names, service marks and copyrights, all registrations of and applications relating to any of the foregoing, and all associated goodwill); and

     (b)  Intellectual Property Rights and any associated Contracts,

     and to the extent not listed above as original Collateral, proceeds and products of, and accessions to, the foregoing.

     The term COLLATERAL also includes all existing commercial tort claims of the Debtor as described in Schedule 1 (Commercial Tort Claims).

     Notwithstanding the foregoing, COLLATERAL shall not include:

     (a) any property, right or interest in which a security interest may not be granted under applicable law or under enforceable contractual restrictions binding on the Debtor; or

     (b) Eyewear Licenses but not any inventory derived from such Eyewear Licenses.

     CONTRACTS means any contract, indenture, mortgage, deed of trust, note, instrument, lease, license, arrangement or other agreement, whether oral or written, including without limitation, all acquisition, development, production, distribution, exploitation and/or licensing agreements.

     EVENT OF DEFAULT has the meaning given to that term in Clause 5.1 (Events of Default).

     EYEWEAR LICENSES means the licenses held today or hereafter acquired by the Debtor pursuant to which a person licenses to the Debtor the right to manufacture, market, sell and/or distribute eyeglass frames and related eyewear accessories using trademarks, tradenames and other intellectual property owned by such person.

     INTELLECTUAL PROPERTY RIGHTS means any inventions, discoveries, patent and patent applications, trademarks, trade names, service marks and registrations and applications in respect thereto, and copyrights, copyright registrations and copyright applications including those described in Schedule 2 (Intellectual Property) and those created or acquired after the date of this Agreement.

     LIEN means any security interest, lien, mortgage, pledge, encumbrance, charge, assignment, hypothecation, agreement or arrangement having the effect of conferring security, adverse claim, claim, or restriction on assignment, transfer or pledge.

     RELEVANT STATES means the State of the Debtor's incorporation, the State where the Debtor has its chief executive office and the States in which Collateral consisting of goods is located.

     SECURED OBLIGATIONS means:

     (a) the Credits and all other amounts payable or owing to the Secured Party under the Finance Documents;

     (b)  all other obligations of the Debtor under the Finance Documents;

     (c)  all obligations of the Debtor under this Agreement;

     (d) all amounts owed under any modifications, renewals or extensions of any of the foregoing obligations; and

     (e) any of the foregoing that arises after the filing of a petition by or against the Debtor under the U.S. Bankruptcy Code, even if the obligations do not accrue because of the automatic stay under U.S. Bankruptcy Code ss. 362 or otherwise.

1.3  CONSTRUCTION

     (a) No reference to PROCEEDS in this Agreement authorizes any sale, transfer, or other disposition of Collateral by the Debtor.

     (b)  INCLUDES and INCLUDING are not limiting.

     (c)  OR is not exclusive.

     (d)  ALL includes ANY and ANY includes ALL.

     (e) The term LAW includes any law, statute, regulation, regulatory requirement, rule, ordinance, ruling, decision, treaty, directive, order, guideline, regulation, policy, writ, judgment, injunction or request of any court or other governmental, inter-governmental or supranational body, fiscal or monetary authority, or other ministry or public entity (and their interpretation, administration and application), whether or not having the force of law.

     (f) A reference to a law is a reference to that law as amended or re-enacted.

     (g) A reference to an agreement is a reference to that agreement as amended, supplemented, restated or novated.

     (h) Clause headings used in this Agreement are for convenience only. They are not a part of this Agreement and shall not be used in construing it.

2.   CREATION AND PERFECTION OF SECURITY INTEREST

2.1  GRANT

     As security for the prompt and complete payment and performance of the Secured Obligations when due (whether due because of stated maturity, acceleration, mandatory prepayment, or otherwise) and to induce the Secured Party to make the Credits, the Debtor grants to the Secured Party a continuing security interest in the Collateral.

2.2  CONTINUING SECURITY INTEREST

     (a) This Agreement creates a continuing security interest in the Collateral and will remain in full force and effect until the irrevocable and indefeasible payment in full of the ultimate balance of the Secured Obligations, regardless of any intermediate payment or discharge in whole or in part.

     (b) If, at any time for any reason (including the bankruptcy, insolvency, receivership, reorganization, dissolution or liquidation of the Debtor or the appointment of any receiver, intervenor or conservator of, or agent or similar official for, the Debtor or any of its properties), any payment received by the Secured Party in respect of the Secured Obligations is rescinded or avoided or must otherwise be restored or returned by the Secured Party, that payment shall not be considered to have been made for purposes of this Agreement, and this Agreement will continue to be effective or will be reinstated, if necessary, as if that payment had not been made.

2.3  FILING OF FINANCING STATEMENTS

     (a) The Debtor authorizes the Secured Party to prepare and file, at the Debtor's expense, financing statements describing the Collateral, as well as continuation statements and amendments in respect of those financing statements. The Debtor expressly authorizes the Secured Party, if it so elects, to file financing statements with the collateral description "all assets of the Debtor", "all personal property of the Debtor" or other words to that effect.

     (b) Promptly after the filing of an initial financing statement in respect of the Collateral, the Debtor shall provide the Secured Party with an official report from the Secretary of State of each Relevant State indicating that the Secured Party's security interest is prior to all other security interests or other interests reflected in the report other than any security interests referred to in clause 17.5(b) (Negative pledge) of the Credit Agreement.

2.4  NO LIABILITY

     The Debtor represents, warrants and agrees that:

     (a) its liabilities and obligations under contractual obligations that constitute part of the Collateral shall not be affected by this Agreement or the exercise by the Secured Party of its rights under this Agreement;

     (b) unless it expressly agrees in writing, the Secured Party shall not have any liabilities or obligations under any contractual obligation that constitutes part of the Collateral as a result of this Agreement, the exercise by the Secured Party of its rights under this Agreement or otherwise; and

     (c) the Secured Party does not and shall not have any obligation to collect upon or enforce any contractual obligation or claim that constitutes part of the Collateral, or to take any other action with respect to the Collateral.

3.   REPRESENTATIONS AND WARRANTIES

3.1  REPRESENTATIONS AND WARRANTIES

     The Debtor makes the representations and warranties set out in this Clause 3 to the Secured Party.

3.2  THE DEBTOR

     (a)  The Debtor is incorporated in the State of California.

     (b) The Debtor's exact legal name, as it appears in the public records of its jurisdiction of incorporation, is Signature Eyewear, Inc. The Debtor has not changed its name, whether by amendment of its charter, reorganization, merger or otherwise, since its date of incorporation.

     (c) The Debtor's organizational identification number, as issued by its jurisdiction of incorporation, is 01209237.

     (d) The Debtor's chief executive office is located at 498 North Oak Street, Inglewood, CA 90302, USA. The Debtor has not changed its chief executive office within the past four months.

     (e) The Debtor keeps its corporate records and all records, documents and instruments relating to or evidencing Collateral at its address indicated in Clause 6.8 (Notices) below.

3.3  THE COLLATERAL

     (a)  The Debtor has exclusive possession and control of all Collateral.

     (b)  Except as permitted under the Credit Agreement:

          (i) the Debtor has good and marketable title to, and is the sole legal and beneficial owner of, and has the power to transfer and grant a security interest in, the Collateral;

          (ii) none of the Collateral is subject to any Lien other than the Secured Party's security interest;

          (iii) Debtor has not agreed or committed to sell, assign, pledge, transfer, license, lease or encumber any of the Collateral, or granted any option, warrant or right with respect to any of the Collateral; and

          (iv) no effective mortgage, deed of trust, financing statement, security agreement or other instrument similar in effect is on file or of record with respect to any Collateral, except for those that create, perfect or evidence the Secured Party's security interest.

     (c) All Collateral consisting of goods is located solely in the countries and States of the United States listed in Schedule 3 (Countries and States in which Collateral consisting of goods is located).

3.4  SECURITY INTEREST

     (a) This Agreement confers the security interest it purports to confer over the Collateral in favor of the Secured Party, and, subject to the provisions of section 552 of the U.S. Bankruptcy Code, that security interest is not liable to avoidance on liquidation or bankruptcy, composition or any other similar insolvency proceedings.

     (b) The description of the Collateral contained in this Agreement is true, correct, and complete and is sufficient to describe the Collateral for the purpose of creating, attaching, and perfecting the security interest in favor of the Secured Party intended to be created by this Agreement.

     (c) As of the first Utilization Date, all necessary and appropriate deliveries, notices, recordings, filings, and registrations have been effected to perfect a first-priority (except as described in the Credit Agreement) security interest in the Collateral in favor of the Secured Party in all relevant jurisdictions, and the Secured Party has as of the first Utilization Date, and will continue to have until the Secured Obligations have been repaid in full and the Secured Party's security interest has been released, a duly and validly created, attached, perfected and enforceable (except as described in the Credit Agreement) security interest in the Collateral in all relevant jurisdictions.

3.5  INTELLECTUAL PROPERTY RIGHTS

     (a) All the Debtor's Intellectual Property Rights as at the date of this Agreement are listed in Schedule 2 (Intellectual Property). Comprehensive details of all Intellectual Property Rights acquired by the Debtor after the date of this Agreement have been notified to the Secured Party.

     (b) All Intellectual Property Rights forming part of the Collateral are, and at all times have been, valid, subsisting, enforceable, and in full force and effect.

     (c) All Intellectual Property Rights forming part of the Collateral are solely and exclusively held by the Debtor and the Debtor is the sole and exclusive owner of all such Intellectual Property Rights.

     (d) No Intellectual Property Rights forming part of the Collateral have lapsed or fallen into the public domain or been abandoned.

     (e) To the Debtor's best knowledge, no third party is violating, infringing or misappropriating any of the Intellectual Property Rights forming part of the Collateral.

     (f) All items of Collateral which are subject to copyright protection constitute original works of authorship and, to the extent created by parties other than the Debtor or the Debtor's predecessor(s)-in-interest, were created pursuant to valid work-for-hire arrangements or agreements which were not and/or have not been breached by any party thereto.

     (g) Any item of Collateral which is subject to copyright protection, and which was published prior to March 1, 1989, was published with a copyright notice in full compliance with the U.S. Copyright Act.

     (h) The chain-of-title with respect to each item of Collateral is clear and complete, and there are no gaps with respect thereto.

     (i) All material items of Collateral which are subject to copyright protection have been registered in the U.S. Copyright Office.

     (j) All material items of Collateral which constitute trademarks or service marks have been registered in the United States Patent and Trademark Office.

     (k) No Intellectual Property Rights forming part of the Collateral have been declared invalid, null or void, or been cancelled, rejected or refused, or have been the subject of any challenge, dispute, opposition or cancellation, in any judicial or administrative proceeding.

     (l) Exploitation of the Collateral does not and will not violate, infringe or misappropriate the patent, inventorship, trademark, service mark, trade name, copyright, droit morale, privacy, publicity, trade secret, or other proprietary or intellectual property rights, of any kind or nature whatsoever, of any third person or entity.

     (m) Exploitation of the Collateral does not and will not violate any laws, rules, statutes or regulations, including those related to obscenity, morals, health, welfare or safety, or those related to the broadcast, transmission, distribution or exhibition of audiovisual works.

     (n) Except as described in the Credit Agreement, all Contracts are valid, subsisting, enforceable, and in full force and effect, and no party to any such Contract is in breach or violation thereof.

     (o) The Debtor has secured all consents, permissions, releases, authorizations and waivers necessary for the full and continued exploitation of the Collateral, and has fully performed all obligations with respect thereto.

     (p) The Debtor is in compliance with all union, guild, collective bargaining, performance rights society and similar agreements and obligations arising out of or related or applicable to any exploitation of the Collateral.

3.6  TIMES FOR MAKING REPRESENTATIONS AND WARRANTIES

     The representations and warranties set out in this Clause 3:

     (a)  are made on the date of this Agreement; and

     (b) are deemed to be repeated by the Debtor on the date of each Request and the first day of each Term with reference to the facts and circumstances then existing.

3.7  SURVIVAL

     The representations and warranties of the Debtor contained in this Agreement or made by the Debtor in any certificate, notice or report delivered under the Finance Documents will survive each Utilization Date, the making and repayment of the Credits, and any novation, transfer or assignment of the Credits.

4.   UNDERTAKINGS

4.1  UNDERTAKINGS

     The Debtor covenants and agrees that, so long as the Secured Party has any commitment under the Credit Agreement and until payment in full of the Secured Obligations, it will perform and observe each of the undertakings in this Clause 4.

4.2  THE DEBTOR

     (a) The Debtor will preserve its corporate existence and will not, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets.

     (b)  The Debtor will not change the jurisdiction of its incorporation.

     (c) The Debtor will not change its name without providing the Secured Party with 30 days' prior written notice.

     (d) The Debtor will keep its corporate records and all records, documents and instruments relating to or evidencing Collateral at its address indicated in Clause 6.8 (Notices) below.

     (e) The Debtor agrees to permit the Secured Party and its agents and representatives (at the Debtor's expense), during normal business hours, to inspect the Collateral, to examine and make copies of and abstracts from the records referred to in paragraph (d) above, and to discuss matters relating to the Collateral directly with the Debtor's officers and employees and relevant third parties (including account debtors).

     (f) Upon request, the Debtor shall provide the Secured Party with such information concerning the Collateral as the Secured Party shall reasonably request, including the current list of names and addresses of all account debtors.

4.3  THE COLLATERAL

     (a)  Except as permitted by the Credit Agreement:

          (i) the Debtor will maintain good and marketable title to, and sole legal and beneficial ownership of, the Collateral;

          (ii) the Debtor will not permit any Collateral to be subject to any Lien other than the Secured Party's security interest and will at all times and at its own cost warrant and defend the Secured Party's security interest in the Collateral against all other Liens; and

          (iii) the Debtor will not, and is not authorized to, sell, assign, transfer, pledge, license, lease or encumber, or grant any option, warrant, or right with respect to, any of the Collateral, or agree or contract to do any of the foregoing.

(b) The Collateral shall remain personal property at all times. The Debtor shall not affix any of the Collateral to any real property in any manner which would change its nature from that of personal property to real property or to a fixture.

(c) The Debtor shall mark conspicuously all Collateral consisting of chattel paper with a legend, in form and substance satisfactory to the Secured Party, indicating that the Secured Party has a security interest in the chattel paper.

(d) The Debtor shall pay when due (and in any case before any penalties are assessed or any Lien is imposed on any Collateral) all taxes, assessments and charges imposed on or in respect of Collateral and all claims against the Collateral, including claims for labor, materials and supplies.

(e) In any suit, legal action, arbitration or other proceeding involving the Collateral or the Secured Party's security interest, the Debtor will take at its own cost all lawful action necessary or desirable to avoid impairment of the Secured Party's security interest or the Secured Party's rights under this Agreement or the imposition of a Lien on any Collateral.

4.4  SECURITY INTEREST

     The Debtor shall take all actions necessary or desirable to ensure that the Secured Party has and continues to have in all relevant jurisdictions a duly and validly created, attached, perfected and enforceable first-priority (except as described in the Credit Agreement) security interest in the Collateral (including after-acquired Collateral).

4.5  NOTICES

     The Debtor will give the Secured Party prompt notice of the occurrence of any of the following events:

     (a) any pending or threatened claim, suit, legal action, arbitration or other proceeding involving or affecting the Debtor or any Collateral which could reasonably be expected to impair the Secured Party's security interest or the Secured Party's rights under this Agreement or result in the imposition of a Lien on any Collateral;

     (b)  any loss or damage to any material portion of the Collateral; or

     (c) any representation or warranty contained in this Agreement is or becomes untrue, incorrect or incomplete in any material respect.

     In each notice delivered under this Clause, the Debtor will include reasonable details concerning the occurrence that is the subject of the notice as well as the Debtor's proposed course of action, if any. Delivery of a notice under this Clause will not affect the Debtor's obligations to comply with any other provision of this Agreement.

5.   RIGHTS AND REMEDIES

5.1  EVENTS OF DEFAULT

     EVENT OF DEFAULT for the purposes of this Agreement means:

     (a)  failure to comply with Clause 4.3(a) (The Collateral) above;

     (b) failure to comply with any other provision of this Agreement if the failure continues for 14 days after the earlier of:

          (i)  notice from the Secured Party; and

          (ii) the Debtor becoming aware of the non-compliance;

     (c) failure, in any material respect, of any representation or warranty contained in this Agreement to be true and correct on the date made or deemed to be repeated;

     (d)  any attachment, execution or levy on any of the Collateral; or

     (e)  an "Event of Default", as that term is defined in the Credit
          Agreement.

5.2  COLLECTIONS AFTER AN EVENT OF DEFAULT

     Subject to the Subordination Agreement, after the occurrence and during the continuation of an Event of Default, the Debtor will hold all funds and other property received or collected in respect of the Collateral in trust for the Secured Party, and will keep those funds and that other property separate and apart from all other funds and property so as to be capable of identification. The Debtor will deliver those funds and that other property to the Secured Party in the identical form received, properly endorsed or assigned when required to enable the Secured Party to complete collection. After the occurrence and during the continuation of an Event of Default, the Debtor shall not settle, compromise, adjust, discount or release any claim in respect of Collateral and shall not accept any returns of merchandise.

5.3  SECURED PARTY'S RIGHTS UPON DEFAULT

     (a) Upon the occurrence and during the continuation of an Event of Default, the Secured Party may, in its sole discretion, take any of the following actions, in each case at the Debtor's expense, and without prior notice to the Debtor except as required under applicable law:

          (i) transfer or assign to, or register in the name of, the Secured Party or its nominees any of the Collateral;

          (ii) exercise all consent and other rights relating to any Collateral;

          (iii) perform or comply with any contractual obligation that constitutes part of the Collateral;

          (iv) receive, endorse, negotiate, execute and deliver or collect upon any check, draft, note, acceptance, chattel paper, account, instrument, document, letter of credit, contract, agreement, bill of lading, invoice, assignment, bill of sale, deed, security, share certificate, stock power, proxy, or instrument of conveyance or transfer constituting or relating to any Collateral;

          (v) assert, institute, file, defend, settle, compromise, adjust, discount or release any suit, action, claim, counterclaim or right of set-off relating to any Collateral;

          (vi) execute and deliver acquittances, receipts and releases in respect of Collateral; and

          (vii) exercise any other right or remedy available to the Secured Party under applicable law, the other Finance Documents, or any other agreement between the parties.

     (b) The Debtor agrees that the Secured Party will have, with respect to the Collateral, in addition to the rights and remedies described in this Agreement, all of the rights and remedies available to a secured party under applicable law and under the UCC (whether or not the UCC applies to the affected Collateral and regardless of whether or not the UCC is the law of the jurisdiction where the rights or remedies are asserted) as if those rights and remedies were fully set forth in this Agreement.

     (c) The Secured Party may exercise the rights and remedies described in this Agreement and those available under applicable law in such order, at such times and in such manner as the Secured Party may, in its sole discretion, determine from time to time. The Secured Party may at any time and from time to time release or relinquish any right, remedy, or security interest it has with respect to a particular item of Collateral without releasing, relinquishing, or in any way affecting its rights, remedies, or security interests with respect to any other item of Collateral.

     (d) The Debtor irrevocably constitutes and appoints the Secured Party, with full power of substitution, as the Debtor's true and lawful attorney-in-fact, in the Debtor's name or in the Secured Party's name or otherwise, and at the Debtor's expense, to take any of the actions authorized by this Agreement or permitted under applicable law upon the occurrence and during the continuation of an Event of Default, without notice to, or the consent of, the Debtor. This power of attorney is a power coupled with an interest and cannot be revoked. The Debtor ratifies and confirms all actions taken by the Secured Party or its agents under this power of attorney.

     (e) The Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of Collateral.

     (f) The grant to the Secured Party under this Agreement of any right or power does not impose upon the Secured Party any duty to exercise that right or power. The Secured Party will have no obligation to take any steps to preserve any claim or other right against any person or with respect to any Collateral.

     (g) All risk of loss, damage, diminution in value, or destruction of the Collateral will be borne by the Debtor.

     (h) The Debtor agrees that the sale, transfer or other disposition under this Agreement of any right, title, or interest of the Debtor in any item of Collateral will operate to permanently divest the Debtor and all persons claiming under or through the Debtor of that right, title, or interest, and will be a perpetual bar, both at law and in equity, to any claims by the Debtor or any person claiming under or through the Debtor with respect to that item of Collateral.

5.4  NO MARSHALING

     The Secured Party has no obligation to attempt to satisfy the Secured Obligations by collecting them from any other person liable for them and the Secured Party may release, modify or waive any collateral provided by any other person to secure any of the Secured Obligations, all without affecting the Secured Party's rights against the Debtor. The Debtor waives any right it may have to require Secured Party to pursue any third person for any of the Secured Obligations. Except to the extent required by applicable law, the Secured Party will not be required to marshal any Collateral or any guaranties of the Secured Obligations, or to resort to any item of Collateral or any guaranty in any particular order, and the Secured Party's rights with respect to the Collateral and any guaranties will be cumulative and in addition to all other rights, however existing or arising. To the extent permitted by applicable law, the Debtor irrevocably waives, and agrees that it will not invoke or assert, any law requiring or relating to the marshaling of Collateral or any other law which might cause a delay in or impede the enforcement of the Secured Party's rights under this Agreement or any other agreement.

6.   MISCELLANEOUS

6.1  FURTHER ASSURANCES

     At any time and from time to time upon the request of the Secured Party, the Debtor will execute and deliver such further documents and instruments and do such other acts as the Secured Party may reasonably request in order to effect fully the purposes of this Agreement, to create, perfect, maintain, and preserve a first-priority (except as described in the Credit Agreement) security interest in the Collateral in favor of the Secured Party for the benefit of the Secured Party, to facilitate any sale, transfer or other disposition of Collateral and to make any sale, transfer or other disposition of Collateral valid, binding, and in compliance with applicable law.

6.2  COSTS AND INDEMNITY

     (a) The Debtor will pay to the Secured Party all costs incurred by the Secured Party for the purpose of enforcing its rights under this Agreement, including:

          (i) costs of foreclosure and of disposition and sale of the Collateral;

          (ii) costs of maintaining or preserving the Collateral or assembling it or preparing it for sale;

          (iii) costs of obtaining money damages; and

          (iv) fees and expenses of attorneys employed by the Secured Party for any purpose related to this Agreement or the Secured Obligations, including consultation, drafting documents, sending notices or instituting, prosecuting or defending litigation or arbitration.

     (b) The Debtor agrees to indemnify the Secured Party and its respective affiliates, directors, officers, representatives and agents (each an INDEMNIFIED PARTY) from and against all claims, liabilities, obligations, losses, damages, penalties, judgments, costs and expenses of any kind (including attorney's fees and expenses) which may be imposed on, incurred by or asserted against any of them by any person in any way relating to or arising out of:

          (i)  this Agreement;

          (ii) the Collateral;

          (iii) the Secured Party's security interest in the Collateral;

          (iv) any Event of Default;

          (v) any action taken or omitted by the Secured Party under this Agreement or any exercise or enforcement of rights or remedies under this Agreement; or

          (vi) any sale or other disposition of, or any realization on, Collateral,

          but the Debtor will not be liable to an indemnified party to the extent any liability results from that indemnified party's gross negligence or willful misconduct. Payment by an indemnified party will not be a condition precedent to the obligations of the Debtor under this indemnity.

     (c) This Clause 6.2 (Costs and indemnity) will survive the initial Utilization Date, the making and repayment of the Credits and any novation, transfer or assignment of the Credits.

6.3  SUCCESSORS

     This Agreement shall be binding upon and inure to the benefit of the Debtor and the Secured Party and their respective successors and assigns, except that the Debtor may not assign or transfer all or any part of its rights or obligations under this Agreement without the prior written consent of the Secured Party, and any assignment by the Debtor in violation of this provision shall be void and of no effect. The Debtor waives and will not assert against any assignee of the Secured Party any claims, defenses or set-offs which the Debtor could assert against the Secured Party except for defenses which cannot be waived under applicable law.

6.4  AMENDMENTS AND WAIVERS

     Any term of this Agreement may be amended or waived only by the written agreement of the Debtor and the Secured Party.

6.5  RIGHTS CUMULATIVE

     The rights and remedies of the Secured Party under this Agreement:

     (a)  may be exercised as often as necessary;

     (b)  are cumulative and not exclusive of its rights under applicable law;
          and

     (c)  may be waived only in writing and specifically.

     The Secured Party's delay in exercising, or failure to exercise, any right or remedy under this Agreement is not a waiver of that right or remedy.

6.6  SEVERABILITY

     If any provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

     (a) the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

     (b) the legality, validity or enforceability in any other jurisdiction of that or any other provision of this Agreement.

6.7  COUNTERPARTS

     This Agreement may be executed in counterpart, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

6.8  NOTICES

     (a) All notices or other communications under or in connection with this Agreement shall be given in writing. Any such notice will be deemed to be given:

          (i)  if by mail or courier, when delivered; and

          (ii) if by facsimile, when sent with confirmation of transmission,

          except that a notice given on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

     (b)  The address and facsimile number of the Debtor are:

          Address:         498 North Oak Street
                           Inglewood, CA  90302
                           USA


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
          Fax number:      +1 310 330 2764
          Attention:       Chief Executive Officer

     (c)  The address and facsimile number of the Secured Party are:

          Address:         PO Box 957
                           Road Town, Tortola
                           British Virgin Islands

          Attention:       The Directors

     (d) Either party may change its address or facsimile number for notices by a notice to the other party given in accordance with this Clause 6.8.

6.9  COMPLETE AGREEMENT

     This Agreement contains the complete agreement between the parties on the matters to which it relates and supersedes all prior commitments, agreements and understandings, whether written or oral, on those matters.

6.10 WAIVER OF JURY TRIAL

     THE DEBTOR AND THE SECURED PARTY WAIVE ANY RIGHTS THEY MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED ON OR ARISING FROM THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

6.11 GOVERNING LAW

     This Agreement is governed by the laws of the State of California, except to the extent that the validity, perfection or enforcement of any security interest granted under this Agreement or any remedy in respect of any particular Collateral is mandatorily governed by the law of another jurisdiction.

The undersigned, intending to be legally bound, have executed and delivered this Agreement on the date stated at the beginning of this Agreement.




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
                                   SIGNATORIES






DEBTOR

SIGNATURE EYEWEAR, INC.


By:
   ---------------------------------

Name:    Michael Prince
     -------------------------------

Title:   Chief Financial Officer
      -------------------------------






SECURED PARTY

BLUEBIRD FINANCE LIMITED


By:
   ---------------------------------

Name:
     -------------------------------

Title:
      ------------------------------












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                                   SCHEDULE 1

                             COMMERCIAL TORT CLAIMS



None.

                                   SCHEDULE 2

                              INTELLECTUAL PROPERTY




TRADEMARKS

1.       Intuition

2.       Bravado

3.       Latitudes

4.       Lifescape

5.       Search

6.       Small Print

7.       Kensington & James Riding Club and Design

                                   SCHEDULE 3

     COUNTRIES AND STATES IN WHICH COLLATERAL CONSISTING OF GOODS IS LOCATED




1.       Belgium

2.       California

3.       Texas




















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